Exhibit 3.2

CERTIFICATE OF DESIGNATIONS

CONVERTIBLE REDEEMABLE EXCHANGEABLE PREFERRED STOCK
OF
WEBMD CORPORATION

Pursuant to Section 151 of the General Corporation Law
of the State of Delaware

          The undersigned, Andrew C. Corbin, Executive Vice-President and Chief Financial Officer of WebMD Corporation, a Delaware corporation (the “Company”), does hereby certify in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware that, pursuant to authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Company currently in effect (the “Amended and Restated Certificate of Incorporation”), duly delegated to a committee (the “Committee”) of the Board of Directors of the Company with the Board of Directors having approved the voting powers set forth below, the Committee adopted a resolution providing for the issuance of authorized shares of preferred stock of the Company, which resolution is as follows:

          WHEREAS, it is the desire of the Board of Directors and the Committee, pursuant to its authority as aforesaid, to authorize for issuance and determine the terms of the preferred stock;

          NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized for issuance such preferred stock on the terms and with the provisions herein set forth:

1.     Designation and Amount.

          The shares of preferred stock shall be designated as the “Convertible Redeemable Exchangeable Preferred Stock” (the “Preferred Stock”) and the number of shares constituting such Preferred Stock shall be 5,000,000, with a par value of $0.0001 per share. The shares of Preferred Stock will be issued in certificated form in Liquidation Preference denominations of $10,000 per share and any positive integral multiple thereof.

2.     Certain Definitions.

          As used in this Certificate, the following terms shall have the following meanings, unless the context otherwise requires:

          “Acquisition Notice” shall have the meaning assigned to it in Section 9(b) hereof.

          “Affiliate” means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For this purpose, “control” shall mean the

1

power to direct the management and policies of a person through the ownership of securities, by contract or otherwise.

          “Amended and Restated Certificate of Incorporation” shall have the meaning assigned to it in the introductory paragraphs of this Certificate.

          “Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.

          “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification.

          “Business day” is a day other than a Legal Holiday.

          “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of the Company and all warrants or options to acquire such capital stock.

          “Cash” means U.S. legal tender currency.

          “Certificate” means this Certificate of Designations relating to the Preferred Stock.

          A “Change in Control” of the Company shall be deemed to have occurred at such time as:

(a)	any person acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s capital stock entitling the person to exercise 50% or more of the total voting power of all shares of the Company’s capital stock that are entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its subsidiaries or any of its employee benefit plans; or

(b)	the conveyance, sale, transfer or lease by the Company of all or substantially all of its assets to another person.

     However, a Change in Control will not be deemed to have occurred if:

(a)	the Closing Sale Price for any five Trading Days within the period of ten consecutive Trading Days ending immediately after the later of the Change in Control or the public announcement of the Change in Control, in the case of a Change in Control relating to an acquisition of capital stock, or the period of ten consecutive Trading Days ending immediately before the Change in Control, in the case of a Change in Control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the Conversion Price of the Preferred Stock in effect on each of those five Trading Days; or

(b)	all or substantially all (but in no event less than 90%) of the consideration,

2

excluding Cash payments for fractional shares of Common Stock and Cash payments made pursuant to statutory appraisal rights, in a merger or consolidation otherwise constituting a Change in Control in the preceding paragraph consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded on a national securities exchange or quoted on the NASDAQ National Market, or will be so traded or quoted immediately following such merger or consolidation, and as a result of such merger or consolidation the Preferred Stock becomes convertible solely into such common stock, depositary receipts or other certificates representing common equity interests.

     For purposes of this “Change in Control” definition:

(a)	whether a person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act as in effect on the date hereof; and

(b)	a “person” includes any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act as in effect on the date hereof.

          “Closing Sale Price” means the price of a share of Common Stock on the relevant date, determined on the basis of the last reported per share sale price (or, if no last sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) of the Common Stock on such date as reported on the NASDAQ National Market, or if the Common Stock is not quoted on the NASDAQ National Market, as reported by the principal U.S. exchange or quotation system the Common Stock is then listed or quoted; provided, however, in the absence of such quotations, the Board of Directors will make a good faith determination of the Closing Sale Price.

          “Combined Amount” shall have the meaning assigned to it in Section 7(d) hereof.

          “Commencement Date” shall have the meaning assigned to it in Section 7(d) hereof.

          “Common Stock” means the common stock, par value $0.0001 per share, of the Company, or such other capital stock into which the Company’s common stock is reclassified or changed.

          “Company” means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor.

          “Company Notice” shall have the meaning assigned to it in Section 8(b) hereof.

          “Conversion Date” shall have the meaning assigned to it in Section 7(b) hereof.

          “Conversion Price” means, on any date, the Liquidation Preference per share of Preferred Stock divided by the Conversion Rate in effect on such date.

          “Conversion Rate” means the number of shares of Common Stock issuable upon conversion of one share of Preferred Stock, as determined by dividing the Liquidation Preference

3

by the Initial Conversion Price, and subject to adjustment in accordance with Section 7 of this certificate.

          “Determination Date” shall have the meaning assigned to it in Section 7(d) hereof.

          “Distribution Date” shall have the meaning assigned to it in Section 7(d) hereof.

          “Distribution Declaration Date” shall have the meaning assigned to it in Section 7(d) hereof.

          “Election Notice” shall have the meaning assigned to it in Section 8(b) hereof.

          “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

          “Exchange Date” shall mean the date on which Subordinated Notes are issued by the Company and authenticated by the Trustee in exchange for shares of Preferred Stock being surrendered for exchange in accordance with Section 8(b) hereof.

          “Exchange Right” shall have the meaning assigned to it in Section 8(a) hereof.

          “Expiration Time” shall have the meaning assigned to it in Section 7(d) hereof.

          “Holder” means a person in whose name the shares of Preferred Stock is registered on the books of the Company.

          “Initial Conversion Price” means $9.40 per share of Preferred Stock.

          “Junior Stock” shall have the meaning assigned to it in Section 3(a) hereof.

          “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the City of New York, in the State of New York or in the city in which the Registrar or the applicable agent engaged by the Company administers its corporate trust business.

          “Liquidation Preference” shall have the meaning assigned to it in Section 5(a) hereof.

          “Notice of Conversion” means the notice of conversion substantially in the form attached to this Certificate as Exhibit B.

          “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Executive Vice President, any Vice President, the Treasurer or the Secretary of the Company.

          “Parity Stock” shall have the meaning assigned to it in Section 3(b) hereof.

          “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

4

          “Preferred Stock” shall have the meaning assigned to it in Section 1 hereof.

          “Purchase Agreement” means the Purchase Agreement, dated March 4, 2004, as may be amended from time to time, between the Company and the several Investors named therein.

          “Purchase Date” shall have the meaning assigned to it in Section 9(d) hereof.

          “Purchase Price” shall have the meaning assigned to it in Section 9(a) hereof.

          “Purchased Shares” shall have the meaning assigned to it in Section 7(d) hereof.

          “Put Option” shall have the meaning assigned to it in Section 9(a) hereof.

          “Put Option Notice” shall have the meaning assigned to it in Section 9(d) hereof.

          “Redemption Date” means a date that is fixed for redemption of the Preferred Stock by the Company, as specified in the Redemption Notice, in accordance with Section 6 hereof.

          “Redemption Notice” means the written notice from the Company to the Holders as to the redemption of the Preferred Stock delivered in accordance with Section 6 hereof.

          “Redemption Price” means an amount equal to the price per share payable by the Company for any shares of Preferred Stock to be redeemed by the Company calculated in accordance with Section 6 of this Certificate.

          “Registrar” means the office or agency where Preferred Stock may be presented for registration of transfer or for exchange.

          “Rights” shall have the meaning assigned to it in Section 7(d) hereof.

          “Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

          “Significant Unrelated Business Acquisition” shall mean the acquisition by the Company of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of all or substantially all assets of another person, or shares of the capital stock of another person which entitles the Company to exercise 50% or more of the total voting power of all shares of such person’s capital stock that are entitled to vote generally in elections of directors, of an Unrelated Business with a fair market value (as determined in good faith by the Board of Directors) greater than 25% or more of the Company’s total assets on a consolidated basis as of the end of the most recent fiscal quarter for which financial statements of the Company (which may be unaudited) are available.

          “Subsidiary” means (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more of its subsidiaries or (ii) any other person (other than a corporation) in which the

5

Company, one or more its subsidiaries or the Company and one or more its subsidiaries, directly or indirectly, at the date of determination thereof, have at least majority ownership interest.

          “Subordinated Notes” means the 10% Subordinated Notes due 2010 of the Company issuable pursuant to the indenture of the Company substantially in the form attached hereto as Exhibit C.

          “Trading Day” means a day during which trading in securities generally occurs on the NASDAQ National Market or, if the Common Stock is not quoted on the NASDAQ National Market, on the principal other national or regional securities exchange on which the Common Stock is then listed or quoted.

          “Triggering Distribution” shall have the meaning assigned to it in Section 7(d) hereof.

          “Underlying Shares” shall have the meaning assigned to it in Section 7(a) hereof.

          “Unrelated Business” shall mean a business that (i) does not operate in one or more businesses conducted by the Company or any of its subsidiaries or (ii) is not related or complimentary to one or more of such businesses.

3.	Rank.

(a)	The Preferred Stock shall, with respect to rights upon liquidation, winding-up or dissolution, rank:

(i)	senior to the Common Stock and any other class or series of Capital Stock, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Preferred Stock as to rights upon liquidation, winding-up or dissolution of the Company (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Capital Stock, the “Junior Stock”); and

(ii)	on a parity with any other class or series of Capital Stock, the terms of which expressly provide that such class or series ranks on a parity with the Preferred Stock as to rights upon liquidation, winding-up or dissolution of the Company, that may hereafter be created (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Capital Stock, the “Parity Stock”).

(b)	The Preferred Stock shall, with respect to dividend rights, rank on a parity with the Common Stock and any other class or series of Capital Stock, the terms of which do not expressly provide that such class or series ranks senior to or junior to the Preferred Stock as to dividend rights.

4.     Dividends.

6

          Holders of Preferred Stock shall be entitled to receive ordinary dividends declared, paid or payable with respect to the Common Stock in an amount equal to such dividends the Holders shall have had the right to receive had such Holder converted such Preferred Stock immediately prior to the record date for such distribution.

5.     Liquidation Preference.

(a)	In the event of any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, before any payment or distribution of the Company’s assets (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, holders of Preferred Stock shall be entitled to receive $10,000 per share of Preferred Stock (the “Liquidation Preference”); holders of Preferred Stock shall not be entitled to any further payment.

(b)	If, upon any liquidation, winding-up or dissolution of the Company, the Company’s assets, or proceeds thereof, distributable among the holders of Preferred Stock are insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of the Preferred Stock and any other Parity Stock ratably in accordance with the respective amounts that would be payable on such shares of Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full.

(c)	Neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of the Company’s property or assets nor the consolidation, merger or amalgamation of the Company with or into any entity or the consolidation, merger or amalgamation of any entity with or into the Company shall be deemed to be a voluntary or involuntary liquidation, winding-up or dissolution of the Company.

(d)	Subject to the rights of the holders of any Parity Stock, after payment has been made in full to the holders of the Preferred Stock, as provided in this Section 5, holders of Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Preferred Stock shall not be entitled to share therein.

6.     Redemption.

          The shares of Preferred Stock shall be redeemable by the Company in accordance with this Section 6.

(a)	Optional Redemption. The Company may not redeem any shares of Preferred Stock prior to March 19, 2007. On and after March 19, 2007 and to but excluding March 19, 2008, the Company shall have the option to redeem, out of lawfully available funds, shares of Preferred Stock, in whole or in part, at a Redemption Price in Cash equal to 105% of the Liquidation Preference; provided that the

7

average of the Closing Sale Prices for the five consecutive Trading Days preceding the date of the Redemption Notice is greater than or equal to 140% of the then current Conversion Price. On and after March 19, 2008, the Company shall have the option to redeem, out of lawfully available funds, shares of Preferred Stock, in whole or in part, at a Redemption Price in Cash equal to 105% of the Liquidation Preference.

(b)	Mandatory Redemption. The Company shall redeem all, and not less than all, then outstanding shares of Preferred Stock on March 19, 2012, at a Redemption Price equal to 100% of the Liquidation Preference. Such Redemption Price shall be paid in Cash or, at the option of the Company, the Company may, or if funds are not lawfully available for the payment of such Redemption Price, the Company shall, pay all or a specified percentage of the Redemption Price payable pursuant to this Section 6(b) by the issuance of a number of shares of Common Stock available for issuance equal to the aggregate Redemption Price payable divided by an amount equal to 90% of the average of the Closing Sale Prices for the 15 Trading Days preceding the Redemption Date (appropriately adjusted to take into account the occurrence during such period of any event described in Section 7(d)); provided that the Company shall not be permitted to pay all or any portion of the Redemption Price in shares of Common Stock unless (i) the average of the Closing Sale Prices for the 45 Trading Days preceding the Redemption Date shall exceed $2.00 (such amount appropriately adjusted to take into account the occurrence after March 19, 2004 of any event described in Section 7(d)); and (ii) the Company shall have given timely Redemption Notice pursuant to Section 6(c) hereof of its intention to redeem all or a specified percentage of the Preferred Stock with shares of Common Stock as provided herein; and provided further that the maximum number of shares of Common Stock issuable pursuant to this Section 6(b) shall be the aggregate publicly reported trading volume for shares of the Common Stock on The Nasdaq National Market, or any other stock exchange or automated quotation system on which the shares of Common Stock are then traded, for the 45 Trading Days preceding the Redemption Date.

If the foregoing conditions are not satisfied with respect to any Holder prior to the close of business on the Redemption Date and the Company has elected to purchase the Preferred Stock pursuant to this Section 6 through the issuance of shares of Common Stock, then, notwithstanding any election by the Company to the contrary, the Company shall pay the entire Redemption Price of the Preferred Stock of such Holder or Holders in Cash, subject to the availability of lawful funds therefor.

(c)	Redemption Procedures. In the event the Company elects to redeem shares of Preferred Stock, the Company shall send a written notice by first class mail to each Holder at such Holder’s registered address, not less than 10 days prior to the Redemption Date stating:

(i)	the Redemption Date;

8

(ii)	the Redemption Price and, if applicable pursuant to Section 6(b) hereof, whether such Redemption Price will be paid in Cash, shares of Common Stock, or, if a combination thereof, the percentages of the Redemption Price in respect of which the Company will pay in Cash and shares of Common Stock;

(iii)	the then current Conversion Rate;

(iv)	that holders who want to convert shares of the Preferred Stock must satisfy the requirements set forth in Section 7 of this Certificate and that the date on which the right to convert the shares of the Preferred Stock called for redemption will terminate shall be at the close of business on the Business Day immediately preceding the Redemption Date (unless the Company shall default in making the payment of the Redemption Price then due, in which case the right of the Holder to convert its whole shares of Preferred Stock shall terminate on the date such default is cured and such Preferred Stock is redeemed);

(v)	the date on which the right to convert the shares of Preferred Stock called for redemption will terminate and the place or places where such Preferred Stock may be surrendered for conversion;

(vi)	that certificates representing shares of the Preferred Stock called for redemption must be surrendered to the Company to collect the Redemption Price;

(vii)	if fewer than all the outstanding shares of the Preferred Stock are to be redeemed by the Company, the number of shares to be redeemed;

(viii)	the Preferred Stock certificate number or the numbers of the shares of Preferred Stock that are to be redeemed; and

(ix)	any other information the Company wishes to present.

(d)	No Fractional Shares. The Company shall not issue fractional shares of Common Stock in payment of the Redemption Price. Instead, the Company shall pay Cash based on the Closing Sale Price at the close of business on the last Trading Day prior to the Redemption Date for all fractional shares. The Closing Sale Price of a fractional share shall be determined to the nearest 1/1,000th of a share, by multiplying the applicable Closing Sale Price of a full share by the fractional amount and rounding to the nearest whole cent. It is understood that the number of shares of Common Stock issuable upon redemption of the Preferred Stock, and the Cash payment in lieu of fractional shares, shall be based on the aggregate number of shares of Preferred Stock so redeemed.

(e)	Payment of Redemption Price.

9

(i)	If the Company gives a Redemption Notice pursuant to this Section 6, then, by 12:00 p.m., New York City time, on the Redemption Date, to the extent sufficient funds are legally available, the Company shall segregate or cause to be segregated Cash or shares of Common Stock, as applicable, sufficient to pay the Redemption Price and shall pay the Redemption Price to holders of such shares of the Preferred Stock upon surrender of their certificates evidencing their shares of the Preferred Stock. On and after the Redemption Date, all rights of holders of such shares shall terminate, other than the right of such holders to receive the Redemption Price upon delivery of the certificates formerly evidencing such redeemed shares of Preferred Stock, payable in accordance with the terms hereof, unless the Company defaults in making payment of such Redemption Price.

(ii)	Payment of the Redemption Price for shares of the Preferred Stock is conditioned upon transfer and delivery of certificates representing, immediately prior to the Redemption Date, the shares of Preferred Stock being redeemed, together with necessary endorsements, to the Company at any time after delivery of the Redemption Notice by the Company.

(iii)	If fewer than all of the outstanding shares of Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the Company shall redeem from each Holder such Holder’s pro rata share of the number of shares of Preferred Stock to be redeemed. If any Holder of shares Preferred Stock selected for partial redemption elects to convert any of such Holder’s shares of Preferred Stock after receipt of the notice required by Section 6(c) with respect to such partial redemption and prior to the applicable Redemption Date, the number of shares of Preferred Stock of such Holder that would have been redeemed pursuant to such partial redemption shall be reduced by the number of shares of Preferred Stock so converted.

(iv)	Upon surrender of a certificate or certificates representing shares of Preferred Stock that is or are redeemed in part, the Company shall execute and deliver to the Holder of shares redeemed, a new certificate or certificates representing shares of the Preferred Stock in an amount equal to the unredeemed portion of the whole shares of Preferred Stock surrendered for partial redemption.

7.      Conversion.

(a)	Conversion Privilege.

(i)	Prior to any redemption or exchange of the Preferred Stock and subject to the provisions of this Section 7, each Holder may convert any whole shares of its Preferred Stock into Common Stock (the shares of Common Stock issuable upon such conversion, the “Underlying Shares”), at any

10

time at the then current Conversion Rate.

(ii)	If the Preferred Stock is called for redemption pursuant to Section 6 hereof, the date and time the right to convert the shares of the Preferred Stock called for redemption will terminate shall be at the close of business on the Business Day immediately preceding the Redemption Date (unless the Company shall default in making the payment of the Redemption Price then due, in which case the right of the Holder to convert its whole shares of Preferred Stock shall terminate on the date such default is cured and such Preferred Stock is redeemed).

(iii)	Preferred Stock in respect of which a Holder has delivered an Exchange Notice pursuant to Section 8 hereof or a Put Notice pursuant to Section 9 hereof may be converted only if such notice is properly withdrawn in accordance with the terms of this Certificate.

(iv)	A Holder is not, solely by virtue of being a Holder of shares of Preferred Stock, entitled to any rights of a holder of Common Stock until such Holder has converted any of its whole shares of Preferred Stock into Common Stock and, upon such conversion, only to the extent and in respect of such shares of Preferred Stock are deemed to have been converted into Common Stock pursuant to this Section 7.

(b)	Conversion Procedure.

(i)	To convert shares of Preferred Stock, a Holder must (1) complete and sign the Notice of Conversion, with the appropriate signature guarantee, (2) surrender such Notice of Conversion and the certificates representing the shares of Preferred Stock to be converted to the Company and (3) furnish appropriate endorsements and transfer documents if required by the Company. The date on which the Holder satisfies all those requirements is the “Conversion Date.”

(ii)	As promptly as practicable following the Conversion Date, the Company shall deliver to the Holder a certificate for, or make or cause to be made a book-entry notation of, the number of full shares of Common Stock issuable upon the conversion of such Preferred Stock and Cash in lieu of any fractional share. The person in whose name the certificate representing the Preferred Stock is registered shall be treated as a stockholder of record of such shares of Common Stock on and after the Conversion Date.

(iii)	The Company shall not issue fractional shares of Common Stock upon conversion of any Preferred Stock. Instead, the Company shall pay Cash based on the Closing Sale Price at the close of business on the last Trading Day prior to the Conversion Date for the fractional shares that would otherwise be issuable as a result of the conversion. The Closing Sale Price

11

of a fractional share shall be determined to the nearest 1/1,000th of a share, by multiplying the applicable Closing Sale Price of a full share by the fractional amount and rounding to the nearest whole cent. It is understood that if a Holder elects to have more than one share converted, the number of shares of Common Stock issuable upon conversion and the Cash payment in lieu of fractional shares shall be based on the aggregate Liquidation Preference of the Preferred Stock converted.

(iv)	Upon surrender of a certificate or certificates representing shares of the Preferred Stock to be converted in part, the Company shall execute, authenticate and deliver to the Holder, a new certificate or certificates representing shares of the Preferred Stock in an amount equal to the unconverted portion of the whole shares of Preferred Stock surrendered for conversion.

(v)	If the last day on which the Preferred Stock may be converted is a Legal Holiday in a place where the Company’s headquarters are located, the Preferred Stock may be surrendered to the Company on the next succeeding day that is not a Legal Holiday.

(vi)	If a Holder converts its shares, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion, if any. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than the Holder’s name. The Company may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until it receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any withholding tax required by law.

(c)	Company to Deliver Common Stock.

(i)	The Company shall reserve out of its authorized but unissued shares of Common Stock or Common Stock held in its treasury enough shares of Common Stock to permit the conversion of all of the shares of Preferred Stock. All shares of Common Stock that may be issued upon conversion of the Preferred Stock shall be validly issued, fully paid and nonassessable.

(ii)	The Company will endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of the shares of Preferred Stock and will endeavor to list such shares on each national securities exchange or automated quotation system on which the Common Stock is listed or quoted.

(d)	Adjustment of Conversion Rate. On and after the date of effectiveness of this

12

Certificate, the Conversion Rate shall be subject to adjustment from time to time as follows:

(i)	In case the Company shall (1) pay a dividend in shares of Common Stock to all holders of Common Stock, (2) make a distribution in shares of Common Stock to all or substantially all holders of Common Stock, (3) subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock, (4) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock or (5) reclassify its outstanding Common Stock, the Conversion Rate in effect immediately prior to such action shall be adjusted so that the holder of any Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have owned immediately following such action had such Preferred Stock been converted immediately prior thereto. Any adjustment made pursuant to this Section 7(d)(i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, or reclassification.

(ii)	In case the Company shall issue rights, options or warrants to all or substantially all holders of Common Stock, as the case may be, entitling them (for a period commencing no earlier than the record date for the determination of Holders of Common Stock entitled to receive such rights, options or warrants and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock), at a price per share less than the then current market price (as determined pursuant to Section 7(d)(vii) below) per share of Common Stock on such record date, other than rights, options or warrants issued by the Company pursuant to its employee benefits, compensation or stock option plans (including stock option agreements under any stock option plan of the Company), the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock so offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price. Such adjustments shall become effective immediately after such record date.

(iii)	In case the Company shall distribute to all or substantially all holders of Common Stock shares of Capital Stock other than Common Stock, evidences of indebtedness, cash or other assets (other than cash dividends

13

out of current or retained earnings) or shall distribute to all or substantially all holders of Common Stock rights, options or warrants to subscribe for securities (in each case other than those referred to in Section 7(d)(i) and (ii) above and Section 7(d)(iv) and (v) below), then in each such case the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date for the determination of stockholders entitled to such distribution by a fraction of which the numerator shall be the current market price per share of Common Stock (determined as provided in Section 7(d)(vii) below) on such date and the denominator shall be such current market price less the fair market value (as determined by the Board of Directors whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the evidences of indebtedness, shares of capital stock, cash and other assets to be distributed or of such subscription rights, options or warrants applicable to one share of Common Stock, such increase to become effective immediately prior to the opening of business on the day following such record date. Notwithstanding the foregoing, in the event that the Company shall distribute rights, options or warrants (other than those referred to in Section 7(d)(ii) above) (“Rights”) pro rata to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 7(d)(iii), and subject to the availability of lawful funds therefor, make proper provision so that each Holder of a Preferred Stock who converts such Preferred Stock (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the Underlying Shares, a number of Rights to be determined as follows: (1) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the “Distribution Date”), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of shares of Underlying Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (2) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the amount of the Preferred Stock so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

(iv)	In case the Company shall make a distribution (the “Triggering Distribution,” and the amount of the Triggering Distribution, together with the sum of (1) and (2) below in this subsection, the “Combined Amount”) consisting exclusively of cash to all or substantially all holders of Common Stock (including any distributions of cash out of current or retained earnings of the Company, but excluding any cash that is distributed as part of a distribution requiring a Conversion Rate adjustment

14

pursuant to Section 7(d)(iii) above or Section 7(d)(v) below), in an aggregate amount that, together with the sum of (1) the aggregate amount of any cash and the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive thereof and described in a Board Resolution), as of the expiration of the tender or exchange offer referred to below, of any other consideration payable in respect of any tender or exchange offer by the Company or a subsidiary of the Company for all or any portion of the Common Stock consummated within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Rate adjustment has been made pursuant to this Section 7(d), and (2) the aggregate amount of all other cash distributions to all or substantially all holders of Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Rate adjustment has been made pursuant to this Section 7(d), exceeds 10% of the product of the current market price per share (as determined in accordance with Section 7(d)(vii) below) of the Common Stock on the close of business, New York City time, on the business day (the “Distribution Declaration Date”) immediately preceding the day on which the Triggering Distribution is declared by the Company and the number of shares of Common Stock outstanding on the Distribution Declaration Date (excluding shares held in the treasury of the Company), the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the effectiveness of the Conversion Rate adjustment contemplated by this Section 7(d)(iv) by a fraction (y) the numerator of which shall be such current market price per share of Common Stock and (z) the denominator of which shall be (I) such current market price per share of Common Stock less (II) the number obtained by dividing the Combined Amount by such number of shares of Common Stock outstanding. Such adjustment shall become effective immediately prior to the opening of business on the day following the Distribution Declaration Date.

(v)	In case a repurchase (including by way of tender offer or exchange offer) made by the Company or any of its subsidiaries for all or any portion of the Common Stock shall expire and such repurchase (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the repurchase) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) that combined together with:

(A)	the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the expiration of such

15

repurchase, of other consideration payable in respect of any other tender offers, exchange offers or other repurchases, by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such repurchase and in respect of which no adjustment pursuant to this Section 7(d) has been made; and

(B)	the aggregate amount of any distributions to all or substantially all holders of the Company’s Common Stock made exclusively in cash within the 12 months preceding the expiration of such repurchase and in respect of which no adjustment pursuant to Section 7(d) has been made, exceeds 10% of the product of (x) the current market price per share (as determined in accordance with Section 7(d)(vii)) as of the last time (the “Expiration Time”) tenders, exchanges or other repurchases could have been made pursuant to such repurchase (as it may be amended) and (y) the number of shares of Common Stock outstanding (including any tendered shares, exchanged shares or repurchased shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the close of business on the date of the Expiration Time by a fraction:

(A)	the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer, exchange offer or other repurchase offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the current market price of the Common Stock as of the Expiration Time; and

(B)	the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered, exchanged or repurchased shares) at the Expiration Time multiplied by the current market price of the Common Stock as of the Expiration Time.

Such adjustment (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such repurchase, but the Company is permanently prevented by applicable

16

law from effecting any such repurchase or all such repurchase are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such repurchase had not been made. If the application of this Section 7(d)(v) to any repurchase (including by way of tender offer or exchange offer) would result in a decrease in the Conversion Rate, no adjustment shall be made for such repurchase under this Section 7(d)(v).

(vi)	In addition to the foregoing adjustments in subsections (i), (ii), (iii), (iv) and (v) above, the Company, from time to time and to the extent permitted by law, may increase the Conversion Rate by any amount for at least 20 days or such longer period as may be required by law, if the Board of Directors of the Company has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company, provided that the effective Conversion Price is not less than the par value of a share of Common Stock. The Company shall cause notice of such increase to be mailed to each Holder at such Holder’s address as the same appears on the Company’s books, at least 15 days prior to the date on which such increase commences. Any increase, however, will not be taken into account for purposes of determining whether the Closing Sale Price equals or exceeds the Conversion Price by 105% in connection with an event that otherwise would be a Change in Control. Such conversion rate increase shall be irrevocable during such period.

(vii)	For the purpose of any computation under subsections (i), (ii), (iii), (iv) and (v) above of this Section 7(d), the current market price per share of Common Stock on the date fixed for determination of the stockholders entitled to receive the issuance or distribution requiring such computation (the “Determination Date”) shall be deemed to be the average of the Closing Sale Price for the ten consecutive Trading Days immediately preceding the Determination Date; provided, however, that (1) if the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to subsection (i), (ii), (iii), (iv) or (v) above occurs on or after the tenth Trading Day prior to the Determination Date and prior to the “ex” date for the issuance or distribution requiring such computation, the Closing Sale Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Closing Sale Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event, (2) if the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to subsection (i), (ii), (iii), (iv) or (v) above occurs on or after the “ex” date for the issuance or distribution requiring such computation and on or prior to the Determination Date, the Closing Sale Price for each Business Day on and

17

after the “ex” date for such other event shall be adjusted by multiplying such Closing Sale Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event, and (iii) if the “ex” date for the issuance or distribution requiring such computation is on or prior to the Determination Date, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Sale Price for each Trading Day on and after the “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for the purposes of this Section 7(d), whose determination shall be conclusive and described in a Resolution of the Board of Directors) of the evidences of indebtedness, shares of capital stock or other securities or assets being distributed (in the distribution requiring such computation) applicable to one share of Common Stock as of the close of business on the day before such “ex” date. For the purpose of any computation under subsection (v) of this Section 7(d), the current market price per share of Common Stock at the expiration time for the repurchase requiring such computation shall be deemed to be the average of the Closing Sale Price for the ten consecutive Trading Days commencing on the Business Day immediately following the expiration time of such repurchase (the “Commencement Date”); provided, however, that if the “ex” date for any event (other than the repurchase requiring such computation) that requires an adjustment to the Conversion Rate pursuant to subsection (i), (ii), (iii), (iv) or (v) above occurs on or after the expiration time for the repurchase requiring such computation and prior to the day in question, the Closing Sale Price for each Trading Day on or after the “ex” date for such other event shall be adjusted by multiplying such Closing Sale Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event.

For purposes of this subsection, the term “ex” date, (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any repurchase means the first date on which the Common Stock trades regular way on such exchange or in such market after the expiration time of such repurchase (as it may be amended or extended).

(viii)	No adjustment in the Conversion Rate shall be required until cumulative adjustments amount to 1% or more of the Conversion Rate as last adjusted; provided, however, that any adjustments which by reason of this

18

Section 7(d)(viii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7(d) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value of the Common Stock.

(ix)	If any rights, options or warrants issued by the Company as described in Section 7(d) are only exercisable upon the occurrence of certain triggering events, then the Conversion Rate will not be adjusted as provided in Section 7(d) until the earliest of such triggering events occurs. Upon the expiration or termination of any rights, options or warrants without the exercise of such rights, options or warrants, the Conversion Rate then in effect shall be adjusted immediately to the Conversion Rate which would have been in effect at the time of such expiration or termination had such rights, options or warrants, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(x)	No adjustment need be made for a transaction referred to in this Section 7(d) if Holders are to participate in the transaction without conversion on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

(e)	Other Adjustments.

(i)	In the event that, as a result of an adjustment made pursuant to Section 7(d) hereof, the Holder of any Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock other than shares of Common Stock, thereafter the Conversion Rate for such other shares so receivable upon conversion of any Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section 7(d).

(ii)	The Company may make such increases in the Conversion Rate, in addition to those required by Section 7(d) hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution or rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company or to its stockholders will not be taxable to the recipients thereof.

(f)	Notice of Conversion Rate Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders at the addresses appearing

19

on the Registrar’s books a notice of the adjustment briefly stating the facts requiring the adjustment and the manner of computing it. The notice shall be conclusive evidence of the correctness of such adjustment.

(g)	Notice of Certain Transactions. In the event that:

(i)	the Company takes any action which would require an adjustment in the Conversion Rate;

(ii)	the Company takes any action pursuant to Section 7(h) below that would require an amendment to this Certificate; or

(iii)	there is a merger that is reasonably expected to result in a Change in Control, a dissolution or a liquidation of the Company,

a Holder may wish to convert its Preferred Stock into shares of Common Stock prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the Company shall mail to Holders at the addresses appearing on the books of the Registrar a notice stating the proposed record or effective date, as the case may be, of any transaction referred to in clause (i), (ii) or (iii) of this Section 7(g). The Company shall mail such notice at least 15 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (i), (ii) or (iii) of this Section 7(g).

(h)	Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Conversion Privilege. If any of the following shall occur, namely:

(i)	any reclassification or change in the Common Stock issuable upon conversion of the Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

(ii)	any consolidation, merger or binding share exchange to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, the Common Stock or any consolidation or merger or binding share exchange to which the Company is a party and as a result thereof all or part of the outstanding shares of Common Stock shall be converted into or exchanged for stock or other securities of any person other than the Company or its successor;

Holders of then shares of Preferred Stock that remain outstanding thereafter, if any, shall thereafter have the right to convert such shares into the kind and

20

amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger or binding share exchange by a holder of the number of shares of Common Stock deliverable upon conversion of such shares of Preferred Stock immediately prior to such reclassification, change, consolidation, merger or binding share exchange, which kind and amount shall thereafter be subject to adjustment in a manner equivalent to the adjustments of the Conversion Rate provided for in Section 7(d) hereof. The foregoing, however, shall not in any way affect the right a Holder may otherwise have, pursuant to clause (2) of the last sentence of subsection (iii) of Section 7(d) hereof, to receive Rights upon conversion of a Preferred Stock. Notwithstanding the foregoing, if, in the case of any such consolidation, merger or binding share exchange, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of an entity other than the successor, as the case may be, in such consolidation, merger or binding share exchange, then, as a condition thereto, such other person shall make such adequate provision by board resolution, its organizational documents, or otherwise, to protect the interests of the Holders of Preferred Stock that are to remain outstanding thereafter, if any, as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The Board of Directors expressly reserves the right to cancel all shares of Preferred Stock in exchange for preferred stock of such other person, with similar rights and designation. The provision of this Section 7(h) shall similarly apply to successive consolidations, mergers or binding share exchanges, sales or conveyances. This Section 7(h) shall not apply to any consolidation, merger or binding share exchange, sale or conveyance of all or substantially all of the property or business of the Company as an entirety that does not result in any reclassification, conversion, exchange or cancellation of the Common Stock.

8.	Exchange Right

(a)	Subject to the availability of lawful funds therefor, each Holder shall have the right, at the Holder’s option, to require the Company to exchange for Subordinated Notes (the “Exchange Right”) in accordance with the provisions of this Section 8 all, and not less than all, of such Holder’s shares of Preferred Stock if the average of the Closing Sale Prices for the three-month period ending March 19, 2008 is less than $7.50 per share.

(b)	If the conditions specified in Section 8(a) are met, the Company shall give written notice of the Exchange Right to the Holders (the “Company Notice”). The Company Notice shall be sent by first-class mail to each Holder by March 23, 2008, shall include a written notice of election to be used by Holders for purposes of exercising such Exchange Right (“Election Notice”), and shall state, among other things:

(i)	a description of the procedures which a Holder must follow to exercise an Exchange Right and a brief description of those rights;

21

(ii)	that, in order to exercise the Exchange Right, certificates representing shares of Preferred Stock are to be surrendered to the Company;

(iii)	that shares of Preferred Stock as to which an Election Notice has been given may be converted only in accordance with Section 7 hereof and only if the applicable Election Notice has been withdrawn in accordance with the terms hereof;

(iv)	the procedures for withdrawing an Election Notice;

(v)	the then existing Conversion Rate;

(vi)	the place or places where such shares of Preferred Stock may be surrendered for conversion;

(vii)	that all rights of the Holders of such shares of Preferred Stock shall terminate with respect to such shares on the Exchange Date, other than the right to receive the Subordinated Notes issuable upon exchange of the Preferred Stock in accordance with the terms hereof; and

(viii)	the Preferred Stock certificate number or numbers of the shares of Preferred Stock held by such Holder.

(c)	To exercise an Exchange Right, a Holder shall:

(i)	deliver to the Company its Election Notice which Election Notice must be delivered to the Company by the close of business on March 29, 2008 and must specify an Exchange Date of not less than 60 days from the date of the Election Notice; and

(ii)	deliver to the Company the stock certificates evidencing the number of shares of Preferred Stock with respect to which the Exchange Right is being exercised, duly endorsed for transfer to the Company.

(d)	In the event an Exchange Right shall be exercised in accordance with the terms hereof, the Company shall on the Exchange Date issue in the name of the Holder exercising such Exchange Right, Subordinated Notes in an aggregate principal amount equal to the aggregate Liquidation Preference of the shares of Preferred Stock being surrendered for exchange pursuant to this Section 8.

(e)	Notwithstanding anything herein to the contrary, any Holder delivering to the Company an Election Notice contemplated by this Section 8 shall have the right to withdraw such Election Notice at any time prior to the close of business on the second Business Day prior to the Exchange Date by delivery of a written notice of withdrawal to the Company. Shares of Preferred Stock as to which an Election Notice has been given may be converted only in accordance with Section 7 hereof and only if the applicable Election Notice has been so properly withdrawn.

22

9.	Redemption of Preferred Stock Upon Significant Unrelated Business Acquisition or Change in Control

(a)	Subject to the availability of lawful funds therefor, upon any Significant Unrelated Business Acquisition or Change in Control, to the extent that any shares of Preferred Stock remain outstanding thereafter, each Holder of such shares of Preferred Stock shall have the right, at the Holder’s option (the “Put Option”), to require the Company to redeem all or a portion of such Holder’s shares of Preferred Stock at a Purchase Price in Cash equal to the Liquidation Preference (“Purchase Price”).

(b)	If the conditions specified in Section 9(a) are met, within 30 days after the occurrence of a Significant Unrelated Business Acquisition or Change in Control, the Company shall mail to all Holders a notice (the “Acquisition Notice”) of the occurrence of such Significant Unrelated Business Acquisition or Change in Control and the Put Option arising as a result thereof. Such Acquisition Notice shall state:

(i)	the date of the Significant Unrelated Business Acquisition or Change in Control, as the case may be;

(ii)	a brief description of the Put Option and the procedures which a Holder must follow to exercise its Put Option;

(iii)	to the extent that lawful funds are not available for the redemption of all Holders’ shares of Preferred Stock, the percentage of the shares of Preferred Stock then outstanding in respect of which there may be a redemption by the Company pursuant to this Section 9;

(iv)	the date by which the Put Option must be exercised;

(v)	the Purchase Price;

(vi)	that, in exercising the Put Option, the shares of Preferred Stock must be surrendered to the Company for payment of the Purchase Price;

(vii)	that Preferred Stock as to which a Put Option Notice has been given may be converted only in accordance with Section 7 hereof if the applicable Put Option Notice has been withdrawn in accordance with the terms hereof;

(viii)	the procedures for withdrawing a Put Option Notice;

(ix)	the then existing Conversion Rate, and any adjustment to the Conversion Rate that will result from the Significant Unrelated Business Acquisition or Change in Control;

23

(x)	the place or places where such Preferred Stock may be surrendered for conversion;

(xi)	that all rights of the Holders shall terminate with respect to such Preferred Stock on the Purchase Date, other than the right to receive the Purchase Price upon delivery of the certificates formerly evidencing such purchased shares of Preferred Stock, unless the Company defaults in making payment on the Preferred Stock for which a Put Option Notice has been submitted; and

(xii)	the Preferred Stock certificate number or the numbers of shares of Preferred Stock held by such Holder.

(c)	No failure of the Company to give the foregoing notice shall limit any such Holder’s right to exercise a Put Option.

(d)	To exercise the Put Option, such a Holder must deliver on or before the close of business on the 30th day after the date of the Acquisition Notice irrevocable written notice to the Company (the “Put Option Notice”) of the Holder’s election to exercise of such Put Option together with the stock certificates evidencing the shares of Preferred Stock with respect to which the Put Option is being exercised, duly endorsed for transfer to the Company. The date on which the Holder satisfies all such requirements is the “Purchase Date.”

10.	Tax.

The Company shall be entitled to deduct and withhold in respect of the Preferred Stock such amounts as the Company is required to withhold and deduct under applicable federal, state, local or foreign tax laws. Amounts that are so withheld and deducted shall be treated hereunder as having been paid to the Holder in respect of which the withholding and deduction was made.

11.	Form.

(a)	The shares of Preferred Stock shall be issued in the form of one or more permanent certificated shares substantially in the form attached hereto as Exhibit A. The certificates evidencing the Preferred Stock also may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage, in a form acceptable to the Company.

(b)	An Officer shall sign the certificate representing the Preferred Stock, in accordance with the Company’s bylaws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a certificate no longer holds that office, the certificate representing the Preferred Stock shall be valid nevertheless.

24

12.	Restrictions on Transfer.

The shares of Preferred Stock and, until the Preferred Stock is converted into shares of Common Stock, the Underlying Shares shall not be transferable by the Holders thereof other than in accordance with the terms and conditions set forth in the Purchase Agreement.

13.	Registrar; Transfer Agent

          The Company may appoint one or more registrars, paying agents, transfer agents and/or conversion agents in respect of its obligations hereunder.

14.	Headings.

          The headings of the Sections of this Certificate are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

25

     IN WITNESS WHEREOF, WebMD Corporation has caused this Certificate of Designations to be signed by the undersigned this 4th day of March, 2004.

WEBMD CORPORATION

By:		/s/ Andrew C. Corbin

	Name:	Andrew C. Corbin
	Title:	Executive Vice-President and Chief Financial Officer

EXHIBIT A

FORM OF
CONVERTIBLE REDEEMABLE EXCHANGEABLE PREFERRED STOCK

[FACE OF SECURITY]

Number: _______	________ Shares

CONVERTIBLE REDEEMABLE EXCHANGEABLE PREFERRED STOCK

Par Value $0.0001 per share
Liquidation Preference $10,000 per share
OF
WEBMD CORPORATION

THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY AND THE 10% SUBORDINATED NOTES DUE 2010 THAT ARE ISSUABLE UPON EXCHANGE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.

NONE OF THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY, THE 10% SUBORDINATED NOTES DUE 2010 THAT ARE ISSUABLE UPON EXCHANGE OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS: (1) SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AND (2) THE COMPANY CONSENTS IN WRITING TO SUCH DISPOSITION.

THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER AS SET FORTH IN THE CERTIFICATE OF DESIGNATION PURSUANT TO WHICH THIS SECURITY IS ISSUED AND THE PURCHASE AGREEMENT, DATED MARCH 4, 2004, AS MAY BE AMENDED FROM TIME TO TIME, BETWEEN THE COMPANY AND THE INVESTORS NAMED THEREIN.

WEBMD CORPORATION, a Delaware corporation (the “Company”), hereby certifies that _________________________is the registered owner of fully paid and non-assessable shares of preferred stock of the Company designated the Convertible Redeemable Exchangeable Preferred Stock, par value $0.0001 per share and liquidation preference $10,000 per share (the “Preferred Stock”).

The shares of Preferred Stock are transferable on the books and records of the Company, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations of the Company dated March 19, 2004, as the same may be amended from time to time in accordance with its terms (the “Certificate of Designations”).

Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Designations. The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Reference is hereby made to select provisions of the Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless this certificate has been properly executed, the shares of Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, WebMD Corporation has executed this certificate as of the date set forth below.

WEBMD CORPORATION

By:

Name:
Title:

Dated:

[REVERSE OF SECURITY]

WEBMD CORPORATION

Convertible Redeemable Exchangeable Preferred Stock

The shares of Preferred Stock shall be redeemable as provided in the Certificate of Designations.

The shares of Preferred Stock shall be convertible into the Company’s Common Stock in the manner and according to the terms set forth in the Certificate of Designations.

Subject to the availability of lawful funds therefor, the shares of Preferred Stock shall be exchangeable for the Company’s 10% Subordinated Notes due 2010 in the manner and according to the terms set forth in the Certificate of Designations.

Subject to the availability of lawful funds therefor, upon a Significant Unrelated Business Acquisition, Holders will have the right to require the Company to purchase such shares in the manner and according to the terms set forth in the Certificate of Designations.

EXHIBIT B

NOTICE OF CONVERSION
(To be Executed and Delivered by the Holder in order to Convert the Preferred Stock)

     The undersigned hereby irrevocably elects to convert (the “Conversion”)      shares of Convertible Redeemable Exchangeable Preferred Stock (the “Preferred Stock”) represented by stock certificate No(s).      (the “Preferred Stock Certificates”) into shares of common stock, par value $0.0001 per share (the “Common Stock”), of WebMD Corporation (the “Corporation”) according to the conditions of the Certificate of Designations establishing the terms of the Preferred Stock (the “Certificate of Designations”), as of the date written below.

     If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

     The Company is not required to issue shares of Common Stock until the original Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three Business Days following receipt of the original Preferred Stock Certificate(s) to be converted.

     Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Conversion Date: __________________________________
Applicable Conversion Rate: ________________________
Number Preferred Stock to be Converted: ____________
Number of shares of Common Stock to be Issued: __________
Signature: ______________________________________________
Name: ________________________________________________
Address:[1]________
Fax No.: ______________

[1] Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

EXHIBIT C

FORM OF INDENTURE

Exhibit C

WEBMD CORPORATION

and

[          ]

as Trustee

INDENTURE

Dated as of [        ], 2008

$[        ] Principal Amount

10% Subordinated Notes due 2010

CROSS-REFERENCE TABLE*

TIA		Indenture
Section		Section

310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	7.08; 7.10; 12.02
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	7.06; 12.02
	(d)	7.06
314	(a)	4.03
	(b)	N.A.
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.05
	(f)	N.A.
315	(a)	1.01(a)(i)(B)
	(b)	7.05; 12.02
	(c)	1.01(a)(i)(A)
	(d)	1.01(a)(iii)(A)
	(e)	6.11
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	12.01

*This Cross-Reference Table is not part of the Indenture.

i

EXHIBITS

Exhibit A	-	Form of Global Security
Exhibit B	-	Form of Legend

v

               INDENTURE, dated as of [       ], between WebMD Corporation, a Delaware corporation (the “Company”), and [       ], as trustee (the “Trustee”).

               Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 10% Subordinated Notes due 2010 (the “Securities”).

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

     1.01 Definitions.

               “Affiliate” means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For this purpose, “control” shall mean the power to direct the management and policies of a person through the ownership of securities, by contract or otherwise.

               “Agent” means any Registrar, Paying Agent or co-registrar.

               “Board of Directors” means the board of directors of the Company or any committee thereof authorized to act for it hereunder.

               “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

               “Cash” means U.S. legal tender currency.

               “Common Stock” means the common stock, par value $0.0001 per share, of the Company, or such other capital stock into which the Company’s common stock is reclassified or changed.

               “Company” means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor.

               “Company Request” or “Company Order” means a written request or order signed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer, any Executive Vice President or any Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, and delivered to the Trustee.

               “Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 or such other address as the Trustee may give notice of to the Company.

               “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

               “Depositary” means The Depository Trust Company, its nominees and successors.

               “Exchange Act” means the Securities Exchange Act of 1934, as amended.

               “Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.

               “Indenture” means this Indenture as amended or supplemented from time to time.

               “Maturity Date” means March [     ], 2010.

               “Non-Recourse Indebtedness” means Indebtedness upon the enforcement of which recourse may be had by the holder(s) thereof only to identified assets of the Company or any Subsidiary and not to the Company or any Subsidiary personally.

               “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Executive Vice President, any Vice President, the Treasurer or the Secretary of the Company.

               “Officers’ Certificate” means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company.

               “Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel for the Company, or other counsel reasonably acceptable to the Trustee.

               “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

               “Redemption Date” means, with respect to Securities to be redeemed by the Company in accordance with Section 3.01, the business day specified for redemption of such Security in accordance with the terms of the Securities and this Indenture, as set forth in a notice of redemption.

               “Redemption Price” means, with respect to Securities to be redeemed by the Company in accordance with Section 3.01, a Cash amount equal to 105% of the outstanding principal amount of such Securities.

               “Repurchase Price” means, with respect to Securities duly tendered for purchase by the Company in accordance with Section 3.08, 100% of the outstanding principal amount of such Securities so tendered.

               “Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

               “Sale Price” means the price of a share of Common Stock on the relevant date, determined on the basis of the last reported per share sale price (or, if no last sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) of the Common Stock on such date as reported on the NASDAQ National Market, or if the Common Stock is not quoted on the NASDAQ National Market, as reported by the principal U.S. exchange or quotation system the Common Stock is then listed or quoted; provided, however, in the absence of such quotations, the Board of Directors will make a good faith determination of the Sale Price.

               “SEC” means the U.S. Securities and Exchange Commission.

               “Securities” means the 10% Subordinated Notes due 2010 issued by the Company pursuant to this Indenture.

               “Securities Act” means the Securities Act of 1933, as amended.

               “Significant Subsidiary” with respect to any person means any subsidiary of such person that, from time to time, constitutes a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X under the Securities Act, as such regulation is in effect on the date of this Indenture.

               “subsidiary” means (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more of its subsidiaries or (ii) any other person (other than a corporation) in which the Company, one or more its subsidiaries or the Company and one or more its subsidiaries, directly or indirectly, at the date of determination thereof, have at least majority ownership interest.

               “TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 9.03.

               “Trading Day” means a day during which trading in securities generally occurs on the NASDAQ National Market or, if the Common Stock is not quoted on the NASDAQ National Market, on the principal other national or regional securities exchange on which the Common Stock is then listed or quoted.

               “Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor.

     1.02 Other Definitions.

Term	Defined in Section

“Bankruptcy Law”	6.01
“business day”	12.07

Term	Defined in Section

“Change in Control”	3.08
“Change in Control Notice”	3.08
“Change in Control Repurchase Date”	3.08
“Change in Control Repurchase Right”	3.08
“Company Paid Amount”	10.06
“Covenant Defeasance”	10.03
“Custodian”	6.01
“Event of Default”	6.01
“Global Security”	2.01
“Global Security Legend”	2.17
“Indebtedness”	11.02
“Legal Defeasance”	10.02
“Legal Holiday”	12.07
“Market Price”	3.08
“Participants”	2.15
“Paying Agent”	2.03
“Payment Blockage”	11.04
“Payment Blockage Notice”	11.04
“Physical Securities”	2.01
“Registrar”	2.03
“Representative”	11.02
“Senior Indebtedness”	11.02
“U.S. Government Obligations”	8.01

     1.03 Incorporation by Reference of Trust Indenture Act.

               Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

               The following TIA terms used in this Indenture have the following meanings:

               “Commission” means the SEC.

               All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

     1.04 Rules of Construction.

               Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect on the date hereof;

(iii) “or” is not exclusive;

(iv) words in the singular include the plural and in the plural include the singular;

(v) provisions apply to successive events and transactions; and

(vi) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II

THE SECURITIES

     2.01 Form and Dating.

               The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

               The Securities shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A (each, a “Global Security”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and bearing the legend set forth in Exhibit B. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided; provided that in no event shall the aggregate principal amount of the Global Security or Securities exceed $[    ].

               Securities issued in exchange for interests in a Global Security pursuant to Section 2.15 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the “Physical Securities”) and, if applicable, bearing any legends required by Section 2.16.

     2.02 Execution and Authentication.

               One Officer shall sign the Securities for the Company by manual or facsimile signature.

               If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

               A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

               Upon a written order of the Company signed by one Officer of the Company, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of $[    ].

               The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and its Affiliates.

               If a written order of the Company pursuant to this Section 2.02 of the Indenture has been, or simultaneously is, delivered, any instructions by the Company to the Trustee with respect to endorsement, delivery or redelivery of a Security issued in global form shall be in writing but need not comply with Section 12.04 hereof and need not be accompanied by an Opinion of Counsel.

               The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and any positive integral multiple thereof.

     2.03 Registrar and Paying Agent.

               The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Securities may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-registrars and one or more additional paying agents without notice and may act in any such capacity on its own behalf. The term “Registrar” includes any co-registrar; and the term “Paying Agent” includes any additional paying agent.

               The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

               The Company initially appoints the Trustee as Paying Agent and Registrar.

     2.04 Paying Agent To Hold Money in Trust.

               Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all moneys held by the Paying Agent for the payment of the Securities, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

     2.05 Securityholder Lists.

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders.

     2.06 Transfer and Exchange.

               Subject to Section 2.15 hereof, where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar’s request. The Company or the Trustee, as the case may be, shall not be required (a) to issue, authenticate, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for redemption under Section 3.04 and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange any Security so selected for redemption or repurchase in whole or in part, except the unredeemed or unrepurchased portion of Securities being redeemed or repurchased in part.

               No service charge shall be made for any transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities, other than exchanges pursuant to Section 2.10, 3.07, 3.08 or 9.05 not involving any transfer.

     2.07 Replacement Securities.

               If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee’s requirements are met and, in the case of a mutilated Security, such mutilated Security is surrendered to the Trustee. In the case of lost, destroyed or wrongfully taken Securities, if required by the Trustee, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Trustee may charge for its expenses in replacing a Security.

               In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security when due.

               Every replacement Security is an additional obligation of the Company only as provided in Section 2.08.

     2.08 Outstanding Securities.

               Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Except to the extent provided in Section 2.09, a Security does not cease to be outstanding because the Company or one of its subsidiaries or Affiliates holds the Security.

               If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a protected purchaser.

               If the Paying Agent (other than the Company) holds on a Redemption Date, Change in Control Repurchase Date or maturity date money sufficient to pay Securities payable on that date, then on and after that date, such Securities shall be deemed to be no longer outstanding and interest on them shall cease to accrue, and such Security shall be deemed paid whether or not the Security is delivered to the Paying Agent. Thereafter, all other rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Redemption Price, Repurchase Price or principal amount, as applicable.

     2.09 Securities Held by the Company or an Affiliate.

               In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its subsidiaries or an Affiliate shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

     2 .10 Temporary Securities.

               Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

     2 .11 Cancellation.

               The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

     2.12 Defaulted Interest.

               If and to the extent the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest payable on the defaulted interest at the rate provided in the Securities. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix such record date and payment date. At least 15 days before the record date, the Company shall mail to Securityholders a notice that states the record date, payment date and amount of interest to be paid.

     2.13 CUSIP Numbers.

               The Company in issuing the Securities may use one or more “CUSIP” numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

     2.14 Deposit of Moneys.

               Prior to 11:00 a.m., New York City time, on each interest payment date, Maturity Date, Redemption Date and Change in Control Repurchase Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make Cash payments, if any, due on such interest payment date, Maturity Date, Redemption Date and Change in Control Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date, Maturity Date and Redemption Date, as the case may be.

     2.15 Book-Entry Provisions for Global Securities.

(A) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.16.

(B) Members of, or participants in, the Depositary (“Participants”) shall have no rights under this Indenture with respect to any Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(C) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for any Global Security and a successor Depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Securities.

(D) In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to Section 2.15 (C), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

(E) The Holder of any Global Security may grant proxies and otherwise authorize any person, including Participants and persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

     2.16 Global Security Legend.

               Each Global Security shall bear the “Global Security Legend” as set forth in Exhibit B.

ARTICLE III

REDEMPTION AND REPURCHASE

     3.01 Right of Redemption.

               Redemption of the Securities, as permitted by any provision of this Indenture, shall be made in accordance with Paragraphs 6 and 7 of the Securities and in accordance with this Article III. At any time, from time to time, the Company will have the right to redeem for Cash all or any part of the Securities, subject to the conditions specified in Paragraph 6 of the Securities, at the applicable Redemption Price, plus accrued and unpaid interest thereon to, but not including, the Redemption Date, provided that, if such Redemption Date is on or after an interest record date, but on or prior to the related interest payment date, such interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date for payment of such interest.

     3.02 Notices to Trustee of Redemption.

               If the Company elects to redeem Securities pursuant to Paragraph 6 of the Securities, it shall notify the Trustee at least 15 days prior to the mailing of the notice of redemption (unless a shorter notice period shall be satisfactory to the Trustee) of the Redemption Date and the aggregate principal amount of Securities to be redeemed.

     3.03 Selection of Securities to Be Redeemed.

               If the Company elects to redeem Securities pursuant to Paragraph 6 of the Securities and less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis. The Trustee shall make the selection from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000 principal amount. Securities and portions of them it selects shall be in amounts of $1,000 principal amount or positive integral multiples of $1,000 principal amount. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and the principal amount thereof to be redeemed.

               The Registrar need not transfer or exchange any Securities selected for redemption, except the unredeemed portion of the Securities redeemed in part. Also, the Registrar need not transfer or exchange any Securities for a period of 15 days before selecting Securities to be redeemed.

     3.04 Notice of Redemption.

               At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail by first-class mail a notice of redemption to each Holder whose Securities are to be redeemed.

               The notice shall identify the Securities and the aggregate principal amount thereof to be redeemed and shall state:

(i) the Redemption Date;

(ii) the Redemption Price, plus the amount of accrued and unpaid interest to be paid on the Securities called for redemption;

(iii) the name and address of the Paying Agent;

(iv) the Paragraph of the Securities pursuant to which the Securities are to be redeemed;

(v) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(vi) that unless the Company shall default in the payment of the Redemption Price, interest on Securities called for redemption ceases to accrue on and after the Redemption Date; and

(vii) the CUSIP number or numbers, as the case may be, of the Securities.

               At the Company’s request, upon reasonable prior notice, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the form and content of such notice shall be prepared by the Company.

     3.05 Effect of Notice of Redemption.

               Once a notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date at the Redemption Price, plus accrued and unpaid interest to the date of redemption, and, on and after such date (unless the Company shall default in the payment of the Redemption Price), such Securities shall cease to bear interest. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued interest to, but excluding, the Redemption Date, subject to the proviso to Section 3.01.

     3.06 Deposit of Redemption Price.

               On or before the Redemption Date, the Company shall, in accordance with Section 2.14, deposit with the Paying Agent money in funds immediately available on the Redemption Date sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

     3.07 Securities Redeemed in Part.

               Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security or Securities in an aggregate principal amount equal to the unredeemed portion of the Security surrendered.

     3.08 Repurchase Upon a Change in Control.

               Upon any Change in Control (as defined below) with respect to the Company, each Holder shall have the right (the “Change in Control Repurchase Right”), at the Holder’s option, subject to the rights of the holders of Senior Indebtedness under Article XI of this Indenture, to require the Company to repurchase all of such Holder’s Securities, or a portion thereof which is $1,000 in principal amount or any positive integral multiple thereof, on the date (the “Change in Control Repurchase Date”) that is 30 business days after the date of the Change in Control Notice (as defined below) at the Repurchase Price, plus accrued and unpaid interest to, but not including, the Change in Control Repurchase Date. Provisions of this Indenture that apply to the repurchase of Securities pursuant to this Section 3.08 of all of a Security also apply to the repurchase of such portion of such Security.

               At the option of the Company, all or a specified percentage of the Repurchase Price of Securities in respect of which a Change in Control Notice pursuant to this Section 3.08 has been given may be paid by the Company by the issuance of a number of shares of Common Stock or, in the case of a merger in which the Company is not the surviving corporation, common stock, ordinary shares, American Depositary Shares or analogous securities of the surviving corporation or its direct or indirect parent, equal to the quotient obtained by dividing (i) the amount of Cash to which the Holders would have been entitled had the Company elected to pay all or a specified percentage of the Repurchase Price of such Securities in Cash by (ii) the product of (A) the Market Price of the Common Stock, subject to the next succeeding paragraph, and (B) 0.95.

               The Company will not issue fractional shares of Common Stock in payment of the Repurchase Price in connection with the exercise of any Change in Control Repurchase Right. Instead the Company will pay Cash based on the Market Price for all fractional shares. The Market Price of a fractional share shall be determined to the nearest 1/1,000th of a share, by multiplying the applicable Market Price of a full share by the fractional amount and rounding to the nearest whole cent. It is understood that if a Holder elects to have more than one Security repurchased, the number of shares of Common Stock shall be based on the aggregate principal amount of Securities to be repurchased.

               In the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for Cash. The Company may not change its election with respect to the consideration to be paid once the Company has given its Change in Control Notice to Securityholders except pursuant to the immediately preceding sentence in the event of a failure to satisfy, prior to the close of business on the Change in Control Repurchase Date, any condition to the payment of the Repurchase Price in shares of Common Stock.

               At least three business days before the date of the Change in Control Notice (as defined below), the Company shall deliver an Officers’ Certificate to the Trustee specifying:

(i) the manner of payment selected by the Company;

(ii) the information required to be included in the Change in Control Notice;

(iii) if the Company elects to pay all or a specified percentage of the Repurchase Price in shares of Common Stock, that the conditions to such manner of payment set forth in this Section 3.08 have been or will be complied with; and

(iv) whether the Company desires the Trustee to give the Change in Control Notice required by this Section 3.08.

               The Company’s right to exercise its election to purchase Securities through the issuance of Common Stock shall be conditioned upon:

(i) the Company’s giving of timely Change in Control Notice to purchase Securities with Common Stock as provided herein;

(ii) the registration of such Common Stock under the Securities Act or the Exchange Act, in each case, if required;

(iii) such Common Stock having been quoted or listed on the NASDAQ National Market or other principal U.S. exchange or quotation system on which the shares of Common Stock are then listed, or if the Common Stock is not so quoted or listed then on the principal other market on which the Common Stock are then traded;

(iv) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

(v) the receipt by the Trustee of an Officers’ Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of all or a specified percentage of the Repurchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of all or a specified percentage of the Repurchase Price in respect of the Securities, will be validly issued, fully paid and nonassessable and, to the best of such counsel’s knowledge, free from preemptive rights, and, (a) in the case of such Officers’ Certificate, stating that the conditions above and the condition set forth in the second succeeding sentence have been satisfied and, (b) in the case of such Opinion of Counsel, stating that the conditions above have been satisfied.

               Such Officers’ Certificate shall also set forth (i) the number of shares of Common Stock of to be issued for each $1,000 principal amount at maturity of Securities, (ii) the Sale Price on each Trading Day during the period during which the Market Price is calculated and (iii) the Market Price of the Common Stock. The Company may pay the Repurchase Price in Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation or is otherwise publicly available or obtainable (e.g., by dissemination on the World Wide Web or by other public means). If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Change in Control Repurchase Date and the Company has elected to purchase the Securities pursuant to this Section 3.08 through the issuance of Common Stock, the Company shall pay the entire Repurchase Price of the Securities of such Holder or Holders in Cash.

               All shares of Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

               Within 30 days after the occurrence of a Change in Control of the Company, the Company shall mail to all Holders of record of the Securities a notice (the “Change in Control Notice”) of the occurrence of such Change in Control and the Change in Control Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Change in Control Notice to the Trustee and shall disseminate a copy via a press release through Dow Jones & Company, Inc. or Bloomberg Business News or other similarly broad public medium that is customary for such press releases. To exercise the Change in Control Repurchase Right, a Holder of Securities must deliver on or before the close of business on the 30th day after the date of the Change in Control Notice irrevocable written notice to the Trustee, or to a Paying Agent designated by the Company for such purpose in the Change in Control Notice, in the form of the Option of Holder to Elect Repurchase Notice on the back of the Security, of the Holder’s exercise of such right together with the Securities with respect to which the right is being exercised, duly endorsed for transfer.

               Each Change in Control Notice shall state:

(i) the events causing the Change in Control;

(ii) the date of such Change in Control;

(iii) the Change in Control Repurchase Date;

(iv) the date by which the Change in Control Repurchase Right must be exercised;

(v) the Repurchase Price, plus the amount of accrued and unpaid interest to be paid on the Securities to be repurchased;

(vi) the name and address of the Paying Agent;

(vii) a description of the procedure which a Holder must follow to exercise a Change in Control Repurchase Right and a brief description of those rights;

(viii) that, in order to exercise the Change in Control Repurchase Right, the Securities are to be surrendered for payment of the Repurchase Price;

(ix) that the Repurchase Price for, any accrued and unpaid interest on any Security as to which an Option of Holder to Elect Repurchase Notice has been given and not withdrawn, shall be so paid pursuant to this Section 3.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Change in Control Notice, as determined by the Company in its sole discretion;

(x) the procedures for withdrawing an Option of Holder to Elect Repurchase Notice (as specified in Section 3.09);

(xi) that, unless the Company defaults in making payment on Securities for which a Change in Control repurchase notice has been submitted, interest on such Securities will cease to accrue on the Change in Control Repurchase Date;

(xii) that all rights of the Holders of such Securities shall terminate with respect to such Securities on the Change in Control Repurchase Date, other than the right to receive the Repurchase Price upon delivery of the Securities to be purchased;

(xiii) the CUSIP number of the Securities; and

(xiv) whether the Repurchase Price will be paid in Cash, Common Stock or a combination of both and, if both, the percentage thereof; provided, however, if the Company elects to pay all or a portion of the Repurchase Price in Common Stock, such Change in Control Notice shall also:

(X)	state that each Holder will receive shares of Common Stock with a Market Price determined as of a specified date prior to the Change in Control Repurchase Date equal to such specified percentage of the Repurchase Price of the Securities held by such Holder (except any Cash amount to be paid in lieu of fractional shares);

(Y)	describe the method of calculating the Market Price of the Common Stock; and

(Z)	state that because the Market Price of Common Stock will be determined prior to the Change in Control Repurchase Date, Holders of the Securities will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Change in Control Repurchase Date.

               The “Market Price” means the average of the Sale Prices for the five consecutive Trading Days ending on the third business day prior to the applicable Change in Control Repurchase Date (if the third business day prior to the applicable Change in Control Repurchase Date is a Trading Day, or if not, then on the last Trading Day prior to the third business day).

               No failure of the Company to give the foregoing notice shall limit any Holder’s right to exercise a Change in Control Repurchase Right.

               To exercise a Change in Control Repurchase Right, a Holder shall deliver to the Trustee, or to a Paying Agent designated by the Company for such purpose in the Change in Control Notice, on or before the close of business on the 30th day after the date of the Change in Control Notice, (i) irrevocable written notice in the form of the Option of Holder to Elect Repurchase Notice on the back of the Securities with respect to which the Change in Control Repurchase Right is being exercised, or any other form of written notice substantially similar to the Option of Holder to Elect Repurchase Notice, in each case, duly completed and signed, with appropriate signature guarantee, and (ii) such Securities with respect to which the Change in Control Repurchase Right is being exercised, duly endorsed for transfer to the Company, and the Holder of such Securities shall be entitled to receive from the Company (if it is acting as its own Paying Agent), or such Paying Agent a nontransferable receipt of deposit evidencing such deposit.

               In the event a Change in Control Repurchase Right shall be exercised in accordance with the terms hereof, the Company shall, on or prior to a Change in Control Repurchase Date, deposit Cash in respect of the Cash portion of a repurchase under this Section 3.08 or for fractional shares of Common Stock, as applicable, plus Cash sufficient to pay accrued an unpaid interest with respect to all Securities to be purchased pursuant to this Section 3.08. On the Trading Day following the Change in Control Repurchase Date, the Company shall deliver to each Holder entitled to receive Common Stock the number of full shares of Common Stock issuable in payment of the Repurchase Price. The person in whose name the certificate for shares of Common Stock is registered shall be treated as a holder of record of Common Stock on the business day following the Change in Control Repurchase Date. No payment or adjustment will be made for dividends on the shares of Common Stock on the record date for which occurred on or prior to the Change in Control Repurchase Date.

               If a Holder of a repurchased Security is paid in Common Stock pursuant to this Section 3.08, the Company shall pay all, stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder’s name. The Trustee or any Paying Agent may refuse to deliver the certificates representing the Common Stock issued in a name other than the Holder’s name until the Trustee or any such Paying Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any withholding tax required by law.

               As used in this Section 3.08 of the Indenture and in the Securities:

               A “Change in Control” of the Company shall be deemed to have occurred at such time as:

               (i) any person acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s capital stock entitling the person to exercise 50% or more of the total voting power of all shares of the Company’s capital stock that are entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its subsidiaries or any of its employee benefit plans; or

               (ii) the conveyance, sale, transfer or lease by the Company of all or substantially all of its assets to another person.

               However, a Change in Control will not be deemed to have occurred if all or substantially all (but in no event less than 90%) of the consideration, excluding Cash payments for fractional shares of Common Stock and Cash payments made pursuant to dissenters’ appraisal rights, in a merger or consolidation otherwise constituting a Change in Control in the preceding paragraph consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded on a national securities exchange or quoted on the NASDAQ National Market, or will be so traded or quoted immediately following such merger or consolidation, and as a result of such merger or consolidation the Securities become convertible solely into such common stock, depositary receipts or other certificates representing common equity interests.

               For purposes of this “Change in Control” definition:

(1) whether a person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act as in effect on the date hereof; and

(2) a “person” includes any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act as in effect on the date hereof.

     3 .09 Effect of Change in Control Repurchase Notice.

               Upon receipt by the Paying Agent of a Holder’s Option of Holder to Elect Repurchase Notice in accordance with Section 3.08, the Holder of the Security in respect of which such notice, as the case may be, was given shall (unless such notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Repurchase Price, together with all accrued and unpaid interest thereon, to but not including the Change in Control Repurchase Date, with respect to such Security.

               With respect any Physical Security which is to be submitted for repurchase only in part pursuant to Section 3.08 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or its attorney duly authorized in writing), the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for repurchase thereunder.

               A Holder’s Option of Holder to Elect Repurchase Notice specified in Section 3.08 may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to close of business on second the business day prior to the Change in Control Repurchase Date specifying:

(i) the certificate or CUSIP number, as applicable, of the Security in respect of which such notice of withdrawal is being submitted;

(ii) the aggregate principal amount of the Security with respect to which such notice of withdrawal is being submitted; and

(iii) the aggregate principal amount, if any, of such Security which remains subject to the original Option of Holder to Elect Repurchase Notice and which has been or will be delivered for purchase by the Company.

               The Paying Agent shall promptly notify the Company of the receipt of any repurchase notice specified in Section 3.08 or written notice of withdrawal thereof.

     3.10 Covenant to Comply With Securities Laws Upon Purchase of Securities.

               When complying with the provisions of Section 3.08 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with the applicable provisions of Rule 13e-4 and Rule 14e-1 (or any successor provisions) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then apply, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with any applicable federal and state securities laws so as to permit the rights and obligations under Section 3.08 to be exercised in the time and in the manner specified in Sections 3.08.

ARTICLE IV

COVENANTS

     4.01 Payment of Securities.

               The Company shall pay all amounts due with respect to the Securities on the dates and in the manner provided in the Securities. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, if the Company has segregated and holds in trust in accordance with Section 2.04) on that date money sufficient to pay the amount then due with respect to the Securities.

               The Company shall pay interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.

     4.02 Maintenance of Office or Agency.

               The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

               The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

               The Company hereby designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with Section 2.03.

     4.03 Reports.

(A) The Company will comply with the provisions of TIA § 314(a).

(B) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on the Officers’ Certificate).

     4.04 Compliance Certificate.

               The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company an Officers’ Certificate stating whether or not the signers know of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Securities. If they do know of any such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status.

     4.05 Stay, Extension and Usury Laws.

               The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

     4.06 Corporate Existence.

               Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Significant Subsidiaries in accordance with the respective organizational documents of each Significant Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Significant Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Significant Subsidiary, if in the judgment of the Board of Directors (i) such preservation or existence is not material to the conduct of business of the Company and (ii) the loss of such right, license or franchise or the dissolution of such Significant Subsidiary does not have a material adverse impact on the Holders.

     4.07 Notice of Default.

               In the event that any Default or Event of Default shall occur, the Company will give prompt written notice of such Default or Event of Default to the Trustee.

ARTICLE V

SUCCESSORS

     5.01 When Company May Merge, etc.

               The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, another person unless such other person is a corporation organized under the laws of the United States, any State thereof or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and whose equity securities are listed on a national securities exchange in the United States or authorized for quotation on the NASDAQ National Market prior to or upon giving effect to the transaction (provided, however, that in the case of a transaction where the surviving entity is organized under the laws of a foreign jurisdiction, the Company may not consummate the transaction without first (i) making provision for the satisfaction of its obligations to repurchase the Securities following a Change in Control, if any, (ii) amending the terms of the Securities to provide that, in the event the Company is required under the laws of such foreign jurisdiction (or any political subdivision thereof) to withhold or deduct amounts in respect of taxes from payments made to Securityholders on the Securities, the Company will pay, subject to certain standard exceptions, such additional amounts to the holders as may be necessary so that each Securityholder will receive the same amounts it would have received had no such withholding or deduction been required, and (iii) obtaining an opinion of tax counsel experienced in such matters to the effect that, under then existing United States federal income tax laws, there would be no material adverse tax consequences to Securityholders of the Securities resulting from such transaction); such person assumes by supplemental indenture all the obligations of the Company, under the Securities and this Indenture; and immediately after giving effect to the transaction, no Default or Event of Default shall exist under the terms of this Indenture.

               The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel, which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default, stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.

     5.02 Successor Substituted.

               Upon any consolidation or merger or transfer or lease of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor person formed by such consolidation or into which the Company is merged or to which such transfer or lease is made shall succeed to, and, except in the case of a lease, be substituted for, and may exercise every right and power of, and shall assume every duty and obligation of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein. When the successor assumes all obligations of the Company hereunder, except in the case of a lease, all obligations of the predecessor shall terminate.

ARTICLE VI

DEFAULTS AND REMEDIES

     6.01 Events of Default.

               An “Event of Default” occurs if:

(i) the Company defaults in the payment of the principal amount or Redemption Price with respect to any Security when the same becomes due and payable, whether on the Maturity Date, Redemption Date, Change in Control Repurchase Date or otherwise, whether or not such payment shall be prohibited by the provisions of Article XI hereof;

(ii) the Company defaults in the payment of accrued and unpaid interest on any Security when the same becomes due and payable and such default continues for a period of 30 days, whether or not such payment shall be prohibited by the provisions of Article XI hereof;

(iii) the Company fails to comply with any of its other agreements in the Securities or this Indenture and the default continues for the period and after the notice specified below;

(iv) the Company fails to provide a Change in Control Notice in accordance with Section 3.08;

(v) the Company or any of its Significant Subsidiaries defaults in the payment at the final maturity thereof, after the expiration of any applicable grace period, of principal of, or premium, if any, on indebtedness for money borrowed, other than Non-Recourse Indebtedness, in the aggregate principal amount then outstanding of $30,000,000 or more, or the acceleration of indebtedness for money borrowed in such aggregate principal amount so that it becomes due and payable prior to the date on which it would otherwise become due and payable and such acceleration is not rescinded or such default is not cured within 30 business days after notice to the Company in accordance with this Indenture;

(vi) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D) makes a general assignment for the benefit of its creditors; or

(vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary insolvent or bankrupt,

(B) appoints a Custodian of the Company or any of its Significant Subsidiaries for all or substantially all of the property of the Company or any such Significant Subsidiary, as the case may be, or

(C) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries,

and the order or decree remains unstayed and in effect for 90 consecutive days.

               The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

               A default under Section 6.01 (iii) above is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee of the default and the default is not cured within 60 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a “Notice of Default.” If the Holders of 25% in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so. When a default is cured, it ceases.

     6.02 Acceleration.

               If an Event of Default (other than an Event of Default specified in Section 6.01(v) or (vi) with respect to the Company) as to which the Trustee has received notice pursuant to the provisions of this Indenture occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the Securities to be due and payable. Upon such declaration such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(v) or (vi) with respect to the Company occurs, the principal of and accrued interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any order or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration and if all amounts due to the Trustee under Section 7.07 have been paid.

     6.03 Other Remedies.

               Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.

               The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

     6.04 Waiver of Past Defaults.

               Subject to Sections 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive any past Default or Event of Default and its consequences, except a default in the payment of the principal amount, accrued and unpaid interest, any Redemption Price or any Repurchase Price. When a Default or an Event of Default is waived, it is cured and ceases for every purpose of this Indenture.

     6.05 Control by Majority.

               The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     6.06 Limitation on Suits.

               Except as provided in Section 6.07, a Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

(i) the Holder gives to the Trustee written notice of a continuing Event of Default;

(ii) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(v) during such 60-day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.

               A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

     6.07 Rights of Holders to Receive Payment.

               Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts due with respect to the Securities, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

     6.08 Collection Suit by Trustee.

               If an Event of Default specified in Section 6.01 (i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest.

     6.09 Trustee May File Proofs of Claim.

               The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Securityholders allowed in any judicial proceedings relative to the Company or its creditors or properties.

               The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

               Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     6.10 Priorities.

               If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

               First: to the Trustee for amounts due under Section 7.07;

               Second: to holders of Senior Indebtedness to the extent required by Article XI;

               Third: to Securityholders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

               Fourth: to the Company.

               The Trustee, upon prior written notice to the Company may fix a record date and payment date for any payment by it to Securityholders pursuant to this Section 6.10.

     6.11 Undertaking for Costs.

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

ARTICLE VII

TRUSTEE

     7.01 Duties of Trustee.

(A) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(B) Except during the continuance of an Event of Default:

(i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith, willful misconduct or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(C) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(ii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(D) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

(E) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     7.02 Rights of Trustee.

(A) Subject to Section 7.01, the Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice.

(B) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(C) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

(D) The Trustee may consult with counsel (such counsel to be reasonably acceptable to the Company) and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(E) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(F) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.

(G) Except with respect to Section 6.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article IV. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (1) any Default or Event of Default occurring pursuant to Sections 6.01(i) and 6.01(ii) or (2) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Article IV (other than Sections 4.04 and 4.07) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(H) The Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or direction of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(I) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

(J) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     7 .03 Individual Rights of Trustee.

               The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

     7.04 Trustee’s Disclaimer.

               The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company’s use of the proceeds from the Securities; and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

     7 .05 Notice of Defaults.

               If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of this Indenture, the Trustee shall mail to each Securityholder a notice of the Default or Event of Default within 30 days after it occurs unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Securityholders.

     7.06 Reports by Trustee to Holders.

               Within 60 days after each May 15 beginning with May 15 after the date hereof, the Trustee shall mail to each Securityholder if required by TIA § 313(a) a brief report dated as of such May 15 that complies with TIA § 313(c). In such event, the Trustee also shall comply with TIA § 313(b).

               A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed by the Trustee with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

     7.07 Compensation and Indemnity.

               The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel.

               The Company shall indemnify the Trustee against any and all loss, liability, damage, claim or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay for any settlement made without its consent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s negligence, bad faith or willful misconduct.

               To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Securities.

               The indemnity obligations of the Company with respect to the Trustee provided for in this Section 7.07 shall survive any resignation or removal of the Trustee.

               When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(v) or (vi) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     7.08 Replacement of Trustee.

               A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

               The Trustee may resign by so notifying the Company in writing 30 business days prior to such resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company’s consent. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged a bankrupt or an insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

               If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

               If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

     7.09 Successor Trustee by Merger, etc.

               If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible hereunder.

     7.10 Eligibility; Disqualification.

               There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b).

     7.11 Preferential Collection of Claims Against Company.

               The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII

DISCHARGE OF INDENTURE

     8.01 Termination of the Obligations of the Company.

               The Company may terminate all of its obligations under this Indenture if all Securities previously authenticated and delivered (other than mutilated, destroyed, lost or stolen Securities which have been replaced or paid as provided in Section 2.07) have been delivered to the Trustee for cancellation or if:

(i) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption;

(ii) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay the principal or Redemption Price of and any unpaid and accrued interest on the Securities to maturity or redemption, as the case may be. Immediately after making the deposit, the Company shall give notice of such event to the Securityholders;

(iii) the Company has paid or caused to be paid all sums then payable by the Company to the Trustee hereunder as of the date of such deposit; and

(iv) the Company has delivered to the Trustee an opinion of counsel and an Officers’ Certificate stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with. The Company may make the deposit only during the one-year period and only if Article XI permits it.

However, the Company’s obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.15, 4.01, 4.02, 7.07, 7.08 and Article VIII shall survive until the Securities are no longer outstanding. Thereafter the obligations of the Company in Sections 7.07 and 8.03 shall survive.

               After a deposit pursuant to this Section 8.01, the Trustee upon request shall acknowledge in writing the discharge of the obligations of the Company under the Securities and this Indenture, except for those surviving obligations specified above.

               In order to have money available on a payment date to pay the principal or Redemption Price of and any unpaid and accrued interest on the Securities, the U.S. Government Obligations shall be payable as to principal and any unpaid and accrued interest on or before such payment date in such amounts as will provide the necessary money.

               “U.S. Government Obligations” means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

     8.02 Application of Trust Money.

               The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of the principal or Redemption Price of and any unpaid and accrued interest on the Securities. Money and securities so held in trust are not subject to the subordination provisions of Article XI.

     8.03 Repayment to Company.

               The Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the request of the Company, any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal, Redemption Price or Repurchase Price of and any unpaid and accrued interest that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense and request of the Company, cause to be published once in a newspaper of general circulation in The City of New York or cause to be mailed to each Holder, notice stating that such money remains and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After repayment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee and the Paying Agent shall cease.

     8.04 Reinstatement.

               If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Sections 8.01 and 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Sections 8.01 and 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Sections 8.01 and 8.02; provided, however, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS

     9.01 Without Consent of Holders.

               The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder:

(i) to evidence a successor to the Company and the assumption by that successor of the Company’s obligations under this Indenture and the Securities;

(ii) to evidence and provide for the acceptance of the appointment under this Indenture of a successor Trustee;

(iii) to add to the covenants of the Company described in this Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company;

(iv) to secure the obligations of the Company in respect of the Securities;

(v) to cure any ambiguity, inconsistency or other defect in this Indenture; or

(vi) to comply with Sections 5.01.

               Notwithstanding the foregoing, no supplemental indenture pursuant to the foregoing clauses (iii), (iv) or (v) may be entered into without the consent of the holders of a majority in principal amount of the Securities if such supplemental indenture would materially and adversely affect the interests of the Holders of the Securities.

     9.02 With Consent of Holders.

               The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities. Subject to Section 6.07, the Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(i) reduce the rate of or change the time for payment of interest on any Security;

(ii) make any Security payable in money or securities other than as stated in such Security;

(iii) change the stated maturity of any Security;

(iv) reduce the principal amount, Redemption Price or Repurchase Price of any Security;

(v) make any change that adversely affects the right of a Holder to require the Company to repurchase a Security in accordance with Article III;

(vi) make any change that adversely affects the right to receive payment with respect to any Security or the right to institute suit for the enforcement of any payment with respect to any Security;

(vii) modify the provisions of Article XI hereof in a manner adverse to the Holders; or

(viii) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver.

               An amendment under this Section 9.02 may not make any change that adversely affects the rights under Article XI of any holder of Senior Indebtedness unless the holders of such Senior Indebtedness pursuant to its terms consent to the change.

               Promptly after an amendment under Section 9.01 and this Section 9.02 becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment. Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

               It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof.

     9.03 Compliance with Trust Indenture Act.

Every amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

     9 .04 Revocation and Effect of Consents.

               Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder.

               After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Securityholder unless it makes a change described in Section 9.02. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder’s Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

     9.05 Notation on or Exchange of Securities.

               If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

     9.06 Trustee Protected.

               The Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article IX that adversely affects the Trustee’s rights, duties, liabilities or immunities. The Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel and an Officers’ Certificate that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to the Indenture.

ARTICLE X

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     10.01 Applicability of Article; Company’s Option to Effect Defeasance or Covenant Defeasance.

               The Company may at its option by Board Resolution, at any time, elect to have either Section 10.02 or Section 10.03 hereof be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article X.

     10.02 Legal Defeasance and Discharge.

               Upon the Company’s exercise of the above option applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth in Section 10.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 10.05 and the other Sections of this Indenture referred to in clauses (A) and (B) of this Section, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Securities to receive, solely from the trust fund described in Section 10.04 and as more fully set forth in such Section, payments in respect of the principal of and interest, if any, on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 2.06, 2.07, 4.01 and 4.02, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article X. Subject to compliance with this Article X, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under Section 10.03 with respect to such Securities. Money and securities held in trust pursuant to Section 10.02 shall not be subject to Article XI.

     10.03 Covenant Defeasance.

               Upon the Company’s exercise under Section 10.01 hereof of the option applicable to this Section 10.03, the Company shall be released from its obligations under any covenant or provision contained or referred to in Article IV and Article V on and after the date the conditions set forth in Section 10.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Securities shall thereafter be deemed to be not “outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(iii) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

     10 .04 Conditions to Legal Defeasance or Covenant Defeasance.

               The following shall be the conditions to application of Section 10.02 or Section 10.03 to the outstanding Securities:

(i) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 11.12 who shall agree to comply with the provisions of this Article X applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities, (1) United States dollars in an amount, (2) U.S. Government Obligations applicable which through the scheduled payment of principal and interest in respect thereof in accordance with their terms and with no further reinvestment will provide, not later than one day before the due date of any payment of principal of and interest, if any, on such Securities, in an amount, or (3) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of and interest, if any, on such outstanding Securities on the Maturity Date of such principal or installment of principal or interest.

(ii) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

(iii) No Default or Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.01(v) and 6.01(vi) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(iv) In the case of an election under Section 10.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred.

(v) In the case of an election under Section 10.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

(vi) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the Legal Defeasance under Section 10.02 or the Covenant Defeasance under Section 10.03, as the case may be, have been complied with and an Opinion of Counsel to the effect that either (1) as a result of a deposit pursuant to subsection (i) above and the related exercise of the Company’s option under Section 10.02 or Section 10.03, as the case may be, registration is not required under the Investment Company Act of 1940, as amended, by the Company, with respect to the trust funds representing such deposit or by the trustee for such trust funds or (2) all necessary registrations under said Act have been effected.

     10.05 Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

               Subject to the provisions of Section 8.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 10.05, the “Trustee”) pursuant to Section 10.04 in respect of any outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

               The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 10.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such outstanding Securities.

     Anything in this Article X to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 10.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article X.

     10.06 Reinstatement.

(A) If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 10.05 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit has occurred pursuant to this Article X until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 10.05.

(B) If the Company’s obligations under this Indenture and the Securities shall be revived and reinstated in accordance with this Section 10.06, the Company shall be permitted, at its discretion to withdraw all or a portion of the deposits made by the Company pursuant to this Article X.

If the Company elects not to withdraw any of the deposits made by the Company pursuant to this Article X, if and when the Trustee or Paying Agent is later permitted to apply all such money or U.S. Government Obligations in accordance with Section 10.05, the rights of the Company shall be subrogated to the rights of the Holders of the Securities to receive payments from the money or U.S. Government Obligations deposited by the Company pursuant to Article X and held by the Trustee or Paying Agent; provided that if the Company shall have made any payment of principal or interest on the Securities because of the revival and reinstatement of its obligations, which payment is not sourced from any amounts deposited by the Company pursuant to Article X (such amount, in the aggregate, being referred to as the “Company Paid Amount”), the Company shall be permitted, at its discretion, to withdraw all or a portion of the deposits made by the Company pursuant to this Article X up to the Company Paid Amount.

ARTICLE XI

SUBORDINATION

     11.01 Agreement to Subordinate.

               The Company agrees, and each Securityholder by accepting a Security agrees, that the payment of all amounts due with respect to the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article XI, to the prior payment in full of all Senior Indebtedness and that the subordination is for the benefit of the holders of Senior Indebtedness.

               Money and securities held in trust pursuant to Article VIII are not subject to the subordination provisions of this Article XI.

     11.02 Certain Definitions.

               “Indebtedness” means, with respect to any person, the principal of, and premium, if any, and interest on (a) all indebtedness of such person for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities sold by such person for money), (b) all obligations incurred by such person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such person or another person) of any business, real property or other assets (except trade payables), (c) guarantees by such person of indebtedness described in clause (a) or (b) of another person, (d) all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such indebtedness, obligation or guarantee, (e) all reimbursement obligations of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person, (f) all capital lease obligations of such person and (g) all net obligations of such person under interest rate swap, currency exchange or similar agreements of such person.

               “Representative” means the Trustee or other trustee, agent or representative for an issue of Senior Indebtedness.

               “Senior Indebtedness” means all Indebtedness of the Company outstanding at any time, except the Securities, Indebtedness that by its terms provides that it shall not be “senior” in right of payment to the Securities or Indebtedness that by its terms provides that it shall be “pari passu” or “junior” in right of payment to the Securities. Senior Indebtedness does not include Indebtedness of the Company to any of its subsidiaries, the Company’s 3¼% Convertible Subordinated Notes due 2007 or the Company’s 1.75% Convertible Subordinated Notes due 2023.

     11.03 Liquidation; Dissolution; Bankruptcy.

               Upon any distribution of assets to creditors of the Company in a liquidation, winding up or dissolution of the Company, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

(i) holders of Senior Indebtedness shall be entitled to receive payment in full of the principal of and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Indebtedness before Securityholders shall be entitled to receive any payment from the Company of amounts due with respect to the Securities; and

(ii) until the Senior Indebtedness is paid in full, any distribution to which Securityholders would be entitled from the Company but for this Article XI shall be made to holders of Senior Indebtedness, as their interests may appear, except the Securityholders may receive securities that are subordinated to Senior Indebtedness to at least the same extent as the Securities and payments made pursuant to Sections 8.01 and 8.02.

     11.04 Company Not to Make Payments with Respect to Securities in Certain Circumstances.

               No payment of amounts due may be made by the Company, directly or indirectly, with respect to the Securities or to acquire any of the Securities (including any repurchase right pursuant to the exercise of the Change in Control Repurchase Right) at any time if a default in payment of the principal of or premium, if any, or interest on Senior Indebtedness exists beyond any applicable grace period, unless and until such default shall have been cured or waived or shall have ceased to exist. During the continuance of any default with respect to any Senior Indebtedness pursuant to which any Senior Indebtedness has been issued (other than default in payment of the principal of or premium, if any, or interest on any Senior Indebtedness), permitting the holders thereof to accelerate the maturity thereof, no payment may be made by the Company, directly or indirectly, of any amount due with respect to the Securities (a “Payment Blockage”) until the earlier of (i) the date on which such default has been cured or waived, (ii) 180 days following receipt of written notice (a “Payment Blockage Notice”) to the Company from any holder or holders thereof or its Representative or Representatives or the trustee or trustees under any indenture under which any instrument evidencing any such Senior Indebtedness may have been issued, that such a default has occurred and is continuing, (iii) the date on which such Senior Indebtedness is discharged or paid in full or (iv) the date of which the imposition of such Payment Blockage shall have been terminated by written notice to such trustee or the Company from such trustee or other representative initiating such Payment Blockage. Notwithstanding the foregoing, no new Payment Blockage Notice shall be given until a period of at least 365 consecutive days shall have elapsed since the beginning of the prior Payment Blockage period. No default (other than a default in payment) that existed or was continuing on the date of delivery of any Payment Blockage Notice shall be the basis for any subsequent Payment Blockage Notice, unless such default has been cured or waived for a period of not less than 90 consecutive days. However, if the maturity of such Senior Indebtedness is accelerated, no payment may be made by the Company on the Securities until such Senior Indebtedness that has matured has been paid or such acceleration has been cured or waived.

               Regardless of anything to the contrary herein, nothing shall prevent (a) any payment by the Trustee to the Securityholders of amounts deposited with it pursuant to Article VIII or (b) any payment by the Trustee or the Paying Agent as permitted by Section 11.12. Nothing contained in this Article XI will limit the right of the Trustee or the Securityholders to take any action to accelerate the maturity of the Securities pursuant to Section 6.02 or to pursue any rights or remedies hereunder.

     11 .05 Acceleration of Securities.

               If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

     11.06 When Distribution Must Be Paid Over.

               In the event that the Company shall make any payment to the Trustee with respect to the Securities at a time when such payment is prohibited by Section 11.03 or 11.04, such payment shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their Representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

               If a distribution is made to Securityholders, that because of this Article XI should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

     11.07 Notice by Company.

               The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts known to the Company that would cause a payment of any amount due with respect to the Securities to violate this Article XI, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness provided in this Article XI.

     11.08 Subrogation.

               After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated (equally and ratably with all other Indebtedness of the Company ranking pari passu with the Securities) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of Senior Indebtedness. A distribution made under this Article XI to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Indebtedness.

     11.09 Relative Rights.

               This Article XI defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

(i) impair, as between the Company, on the one hand, and Securityholders, on the other hand, the obligation of the Company, which is absolute and unconditional, to pay all amounts due with respect to the Securities in accordance with their terms;

(ii) affect the relative rights of Securityholders and creditors of the Company other than holders of Senior Indebtedness; or

(iii) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Securityholders.

               Upon any distribution of assets of the Company referred to in this Article XI, the Trustee, subject to the provisions of Sections 7.01 and 7.02, and the Holders of the Securities shall be entitled to rely upon any order or decree by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI. Nothing contained in this Article XI or elsewhere in this Indenture or in any Security is intended to or shall affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization proceeding, and except during the continuance of any default specified in Section 11.04 (not cured or waived), payments at any time of all amounts due with respect to the Securities.

     11 .10 Subordination May Not Be Impaired by Company.

               No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by the failure of the Company to comply with this Indenture.

     11.11 Distribution or Notice to Representative.

               Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representatives.

     11.12 Rights of Trustee and Paying Agent.

               The Trustee or Paying Agent may continue to make payments on the Securities until it receives written notice of facts that would cause a payment of amounts due with respect to the Securities to violate this Article XI. Only the Company or a Representative or a holder of an issue of Senior Indebtedness that has no Representative may give the notice.

               The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a Representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a Representative on behalf of any such holder. In the event that the

Trustee determines in good faith that further evidence is required with respect to the right of any person who is a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XI, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article XI, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment or until such time as the Trustee shall be otherwise satisfied as to the right of such person to receive such payment.

               The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

               The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holder if it shall mistakenly pay over or distribute to Securityholders or the Company or any other person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XI or otherwise.

     11.13 Officers’ Certificate.

               If there occurs an event referred to in Section 11.03 or 11.04, the Company shall promptly give to the Trustee an Officers’ Certificate (on which the Trustee may conclusively rely) identifying all holders of Senior Indebtedness or their Representatives and the principal amount of Senior Indebtedness then outstanding held by each such holder and stating the reasons why such Officers’ Certificate is being delivered to the Trustee.

     11 .14 Not to Prevent Events of Default.

               The failure to make any payment due with respect to the Securities by reason of any provision of this Article XI shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.

ARTICLE XII

MISCELLANEOUS

     12.01 Trust Indenture Act Controls.

               If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision of the TIA shall control.

     12.02 Notices.

               Any notice or communication by the Company or the Trustee to one or both of the others is duly given if in writing and delivered in person, mailed by first-class mail or by express delivery to the other parties’ addresses stated in this Section 12.02. The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

               Any notice or communication to a Securityholder shall be mailed to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

               If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

               If the Company mails a notice or communication to Securityholders, it shall mail a copy to the other and to the Trustee and each Agent at the same time.

               All notices or communications shall be in writing.

               The Company’s address is:

WebMD Corporation 669 River Drive, Center 2 Elmwood Park, New Jersey 07407-1361 Facsimile: (201) 703-3401 Attention: Executive Vice President—Chief Financial Officer

               The Trustee’s address is:

[NAME] [ADDRESS] Facsimile: [ ] Attention: [ ]

     12.03 Communication by Holders with Other Holders.

               Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

     12.04 Certificate and Opinion as to Conditions Precedent.

               Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(i) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

               Each signer of an Officers’ Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officers’ Certificate as to factual matters if such signer reasonably and in good faith believes in the accuracy of the document relied upon.

     12.05 Statements Required in Certificate or Opinion.

               Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that the person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     12.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for their respective functions.

     12.07 Legal Holidays.

               A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the City of New York, in the State of New York or in the city in which the Trustee or the applicable agent administers its corporate trust business. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.

               A “business day” is a day other than a Legal Holiday.

     12.08 No Recourse Against Others.

               No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

     12.09 Duplicate Originals.

               The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

     12.10 Governing Law.

               The laws of the State of New York shall govern this Indenture and the Securities.

     12.11 No Adverse Interpretation of Other Agreements.

               This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     12.12 Successors.

               All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

     12.13 Separability.

               In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

     12.14 Table of Contents, Headings, Etc.

               The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

WEBMD CORPORATION

By:

Name:
Title:

[ ]
as Trustee

By:

Name:
Title:

Exhibit A

[Face of Security]

WEBMD CORPORATION

[Certificate No.            ]

[INSERT GLOBAL SECURITY LEGEND AS REQUIRED]

10% Subordinated Note due 2010

CUSIP No.

     WEBMD CORPORATION, a Delaware corporation (herein called the “Company”), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of                  Dollars ($           ) on [      ], 2010, and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest is paid or duly provided for. The right to payment of the principal and all other amounts due with respect hereto is subordinated to the rights of Senior Indebtedness as set forth in the Indenture referred to on the reverse side hereof.

     Interest Payment Dates: [           ] and [           ], with the first payment to be made on [           ].

     Record Dates: [           ] and [           ] immediately preceding each Interest Payment Date.

     The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

     IN WITNESS WHEREOF, WEBMD CORPORATION has caused this instrument to be duly signed.

WEBMD CORPORATION

By:

Name:
Title:
Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred
to in the within-mentioned Indenture.

[                 ], as Trustee

By:

          Authorized Signatory

Dated:

[REVERSE OF SECURITY]

WEBMD CORPORATION

10% Subordinated Notes due 2010

     1.     Interest. WebMD Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on [     ] and [     ] of each year, with the first payment to be made on [ ], to the Holders of record on the immediately preceding [     ] and [     ], respectively, whether or not such day is a business day. Interest on the Securities will accrue on the principal amount from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from [     ]. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will not be required to make any interest payment on the Securities on any day that is not a business day until the next succeeding business day. Such interest payment made on the next succeeding business day will be treated as though it were paid on the original due date and no interest will accrue on the payment for the additional period of time.

     2.     Maturity. The Notes will mature on [     ], 2010.

     3.     Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the record date set forth on the face of this Security immediately preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect the principal, Redemption Price or Repurchase Price of the Securities. The Company will pay all amounts due with respect to the Securities in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay interest, the Redemption Price, the Repurchase Price and the principal amount at maturity, as the case may be, by check or wire payable in such money; provided, however, that a Holder holding Securities with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder. The Company may mail an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

     4.     Paying Agent, Registrar. Initially, [     ] (the “Trustee”) will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice. The Company may act as Paying Agent.

     5.     Indenture; Ranking. The Company issued the Securities under an Indenture, dated as of [     ], 2008 (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “Act”) as in effect on the date of the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of such terms. The

Securities are general unsecured subordinated obligations of the Company limited to $[          ] aggregate principal amount, except as otherwise provided in Section 2.07 of the Indenture. The Securities rank equal in right of payment to the Company’s 31/4% Convertible Subordinated Notes due 2007 and the Company’s 1.75% Convertible Subordinated Notes due 2023. Terms used and not otherwise defined herein that are defined in the Indenture have the meanings assigned to them in the Indenture.

     6.     Redemption by the Company. The Securities will be redeemable at the option of the Company, in whole or in part, at any time, from time to time, at the Redemption Price, plus accrued and unpaid interest thereon up to, but not including, the Redemption Date for such Securities.

     7.     Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at its registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in positive integral multiples of $1,000 principal amount. On and after the Redemption Date interest ceases to accrue on Securities or portions of them called for redemption.

     8.     Repurchase Upon a Change in Control. Upon any Change in Control (as defined below) with respect to the Company, each Holder shall have the right (the “Change in Control Repurchase Right”), at the Holder’s option, subject to the rights of the holders of Senior Indebtedness under Article XI of the Indenture, to require the Company to repurchase all of such Holder’s Securities, or a portion thereof which is $1,000 in principal amount or any positive integral multiple thereof, on the date (the “Change in Control Repurchase Date”) that is 30 business days after the date of the Change in Control Notice (as defined below) at the Repurchase Price plus accrued and unpaid interest to, but not including, the Change in Control Repurchase Date. At the option of the Company, the Repurchase Price for Securities the Company is required to repurchase pursuant to a Change in Control may be paid in Cash, Common Stock or a combination of both, subject to certain conditions as set forth in the Indenture.

     Within 30 days after the occurrence of a Change in Control of the Company, the Company shall mail to all Holders of record of the Securities a notice (the “Change in Control Notice”) of the occurrence of such Change in Control and the Change in Control Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Change in Control Notice to the Trustee and shall disseminate a copy via a press release through Dow Jones & Company, Inc. or Bloomberg Business News or other similarly broad public medium that is customary for such press releases. To exercise the Change in Control Repurchase Right, a Holder of Securities must deliver on or before the close of business on the 30th day after the date of the Change in Control Notice irrevocable written notice to the Trustee, or to a Paying Agent designated by the Company for such purpose in the Change in Control Notice, in the form of the Option of Holder to Elect Repurchase Notice on the back of the Security, of the Holder’s exercise of such right together with the Securities with respect to which the right is being exercised, duly endorsed for transfer.

               A “Change in Control” of the Company shall be deemed to have occurred at such time as:

               (i) any person acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s capital stock entitling the person to exercise 50% or more of the total voting power of all shares of the Company’s capital stock that are entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its subsidiaries or any of its employee benefit plans; or

               (ii) the conveyance, sale transfer or lease by the Company of all or substantially all of its assets to another person.

               However, a Change in Control will not be deemed to have occurred if all or substantially all (but in no event less than 90%) of the consideration, excluding Cash payments for fractional shares of Common Stock and Cash payments made pursuant to dissenters’ appraisal rights, in a merger or consolidation otherwise constituting a Change in Control in the preceding paragraph consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded on a national securities exchange or quoted on the NASDAQ National Market, or will be so traded or quoted immediately following such merger or consolidation, and as a result of such merger or consolidation the Securities become convertible solely into such common stock, depositary receipts or other certificates representing common equity interests.

               For purposes of this “Change in Control” definition:

               (1) whether a person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act as in effect on the date hereof; and

               (2) a “person” includes any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act as in effect on the date hereof.

     9.     Discharge or Defeasance. Subject to certain conditions, the Company at any time may terminate all of some of its obligations under the Securities and the Indenture if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to the redemption or maturity, as the case may be.

     10.     Subordination. The Securities are subordinated in right of payment, in the manner and to the extent set forth in Article XI of the Indenture, to the prior payment in full of all Senior Indebtedness. Each Holder by accepting a Security agrees to such subordination and authorizes the Trustee to give it effect.

     11.     Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 principal amount and positive integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar need not exchange or register the transfer of any Security selected for redemption in whole or in part, except the unredeemed portion of Securities to be redeemed in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before the mailing of a notice of redemption of the Securities selected to be redeemed and in certain other circumstances provided in the Indenture.

     12.     Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of such Security for all purposes.

     13.     Merger or Consolidation. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, another person unless such other person is a corporation organized under the laws of the United States, any State thereof or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and whose equity securities are listed on a national securities exchange in the United States or authorized for quotation on the NASDAQ National Market prior to or upon giving effect to the transaction (provided, however, that in the case of a transaction where the surviving entity is organized under the laws of a foreign jurisdiction, the Company may not consummate the transaction without first (i) making provision for the satisfaction of its obligations to repurchase the Securities following a Change in Control, if any, (ii) amending the terms of the Securities to provide that, in the event the Company is required under the laws of such foreign jurisdiction (or any political subdivision thereof) to withhold or deduct amounts in respect of taxes from payments made to Securityholders on the Securities, the Company will pay, subject to certain standard exceptions, such additional amounts to the holders as may be necessary so that each Securityholder will receive the same amounts it would have received had no such withholding or deduction been required, and (iii) obtaining an opinion of tax counsel experienced in such matters to the effect that, under then existing United States federal income tax laws, there would be no material adverse tax consequences to Securityholders of the Securities resulting from such transaction); such person assumes by supplemental indenture all the obligations of the Company, under the Securities and this Indenture; and immediately after giving effect to the transaction, no Default or Event of Default shall exist under the terms of the Indenture.

     14.     Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or the consent of any Securityholder, the Indenture or the Securities may be amended or supplemented, with the consent of the Trustee, to cure any ambiguity, inconsistency or other defect in the Indenture; to comply with Section 5.01 of the Indenture; to evidence a successor to the Company and the assumption by that successor of the Company’s obligations under the Indenture and the Securities; to evidence and provide for the acceptance of the appointment under the Indenture of a successor Trustee; to secure the obligations of the Company in respect of the Securities; or to add to covenants of the Company described in the Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company.

     15.     Defaults and Remedies. An Event of Default includes the occurrence of those events set forth in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may declare all the Securities to be due and payable immediately, except as provided in the Indenture. If an Event of Default specified in Section 6.01 (vi) or (vii) of the Indenture with respect to the Company occurs, the principal of and accrued interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. The Company must furnish an annual compliance certificate to the Trustee.

     16.     Registration Rights. The Holders are entitled to registration rights as set forth in Exhibit [    ] to the Purchase Agreement.

     17.     Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     18.     No Recourse Against Others. No past, present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

     19.     Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     20.     Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

     THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

WebMD Corporation 669 River Drive, Center 2 Elmwood Park, New Jersey 07407-1361 Attention: Executive Vice President—Chief Financial Officer

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

Signature Guarantee:

OPTION OF HOLDER TO ELECT REPURCHASE NOTICE

Certificate No. of Security:

     If you want to elect to have this Security purchased by the Company pursuant to Section 3.08 of the Indenture, check the box:☐

     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.08 of the Indenture, state the principal amount:

$

(in an integral multiple of $1,000)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:	(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

SCHEDULE A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY1

     The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:

		Amount of	Principal amount of
	Amount of decrease	increase in	this Global Security	Signature or
	in Principal amount	Principal amount	following such	authorized
	of this Global	of this Global	decrease (or	signatory of Trustee
Date of Exchange	Security	Security	increase)	or Note Custodian

[1] This is included in Global Securities only.

S-1

Exhibit B

FORM OF LEGEND FOR GLOBAL SECURITY

     Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

B-1